                                                            Execution Copy








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                               CREDIT AGREEMENT

                         Dated as of January  20, 1998

                                     among

                        GARDNER DENVER MACHINERY INC.,

                           THE LENDERS PARTY HERETO

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
            individually, as LC Issuer and as Agent for the Lenders


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


                                                   TABLE OF CONTENTS

ARTICLE I:  DEFINITIONS                                                                                          1

ARTICLE II:  THE CREDITS                                                                                        16
      2.1.  Commitment; Dollar Equivalent Calculations                                                          16
      2.2.  Repayments and Prepayments of Advances                                                              17
      2.3.  Ratable Loans                                                                                       18
      2.4.  Types of Advances                                                                                   18
      2.5.  Facility Fee; Reductions in Aggregate Commitment                                                    18
      2.6.  Minimum Amount of Each Advance; Maximum Interest Periods                                            18
      2.7.  Minimum Amounts for Optional Principal Payments                                                     18
      2.8.  Method of Selecting New Advances                                                                    18
      2.9.  Conversion and Continuation of Outstanding Advances                                                 19
      2.10. Changes in Interest Rate, etc.                                                                      20
      2.11. Rates Applicable After Default                                                                      20
      2.12. Method of Payment                                                                                   20
      2.13. Notes; Telephonic Notices                                                                           21
      2.14. Interest Payment Dates; Interest and Fee Basis                                                      21
      2.15. Notification of Advances, Interest Rates, Prepayments and Commitment
              Reductions                                                                                        22
      2.16. Lending Installations                                                                               22
      2.17. Non-Receipt of Funds by the Agent                                                                   22
      2.18. Withholding Tax Exemption                                                                           23
      2.19. Facility LCs                                                                                        23
      2.20. Transitional Letter of Credit Provisions                                                            28
      2.21. Judgment Currency                                                                                   28
      2.22. Market Disruption                                                                                   28

ARTICLE III:  CHANGE IN CIRCUMSTANCES                                                                           29
      3.1.  Yield Protection                                                                                    29
      3.2.  Changes in Capital Adequacy Regulations                                                             29
      3.3.  Availability of Types of Advances                                                                   30
      3.4.  Funding Indemnification                                                                             30
      3.5.  Lender Statements; Survival of Indemnity                                                            30
      3.6.  Replacement Lenders                                                                                 31

ARTICLE IV:  CONDITIONS PRECEDENT                                                                               31
      4.1.  Initial Credit Extension                                                                            31
      4.2.  Each Credit Extension                                                                               33

ARTICLE V:  REPRESENTATIONS AND WARRANTIES                                                                      33
      5.1.  Corporate Existence and Standing                                                                    33
      5.2.  Authorization and Validity                                                                          34
      5.3.  No Conflict; Government Consent                                                                     34

                                    i

      5.4.  Financial Statements                                                                                34
      5.5.  Material Adverse Change                                                                             34
      5.6.  Taxes                                                                                               34
      5.7.  Litigation and Contingent Obligations                                                               35
      5.8.  Subsidiaries                                                                                        35
      5.9.  ERISA                                                                                               35
      5.10. Accuracy of Information                                                                             35
      5.11. Regulation U                                                                                        35
      5.12. Material Agreements                                                                                 35
      5.13. Compliance With Laws                                                                                35
      5.14. Ownership of Property                                                                               36
      5.15. Labor Matters                                                                                       36
      5.16. Investment Company Act                                                                              36
      5.17. Public Utility Holding Company Act                                                                  36

ARTICLE VI:  COVENANTS                                                                                          36
      6.1.  Financial Reporting                                                                                 36
      6.2.  Use of Proceeds                                                                                     38
      6.3.  Notice of Default                                                                                   38
      6.4.  Conduct of Business                                                                                 38
      6.5.  Taxes                                                                                               38
      6.6.  Insurance                                                                                           39
      6.7.  Compliance with Laws                                                                                39
      6.8.  Maintenance of Property                                                                             39
      6.9.  Inspection                                                                                          39
      6.10. Subsidiaries                                                                                        39
      6.11. Dividends                                                                                           40
      6.12. Indebtedness                                                                                        40
      6.13. Merger                                                                                              41
      6.14. Sale of Assets                                                                                      41
      6.15. Investments and Acquisitions; Guaranty or Pledge Documentation
              for New Subsidiaries                                                                              41
      6.16. Contingent Obligations and Off Balance Sheet Liabilities                                            43
      6.17. Liens                                                                                               44
      6.18. Rentals                                                                                             46
      6.19. Affiliates                                                                                          46
      6.20. Minimum Consolidated Interest Coverage Ratio                                                        46
      6.21. Maximum Consolidated Debt to Cash Flow Ratio                                                        46
      6.22. Minimum Consolidated Net Worth                                                                      46
      6.23. Capital Expenditures                                                                                46
      6.24. Pledge Agreements.                                                                                  47

ARTICLE VII:  DEFAULTS                                                                                          47

ARTICLE VIII:  ACCELERATION, DEFAULTING LENDERS, WAIVERS, AMENDMENTS AND REMEDIES                               49
      8.1.  Remedies                                                                                            49

                                    ii

      8.2.  Defaulting Lender                                                                                   50
      8.3.  Amendments                                                                                          51
      8.4.  Preservation of Rights                                                                              52

ARTICLE IX:  GENERAL PROVISIONS                                                                                 53
      9.1.  Survival of Representations                                                                         53
      9.2.  Governmental Regulation                                                                             53
      9.3.  Taxes                                                                                               53
      9.4.  Headings                                                                                            53
      9.5.  Entire Agreement                                                                                    53
      9.6.  Several Obligations; Benefits of this Agreement                                                     53
      9.7.  Expenses; Indemnification                                                                           53
      9.8.  Numbers of Documents                                                                                54
      9.9.  Accounting                                                                                          54
      9.10. Severability of Provisions                                                                          54
      9.11. Nonliability of Lenders                                                                             54
      9.12. CHOICE OF LAW                                                                                       55
      9.13. CONSENT TO JURISDICTION                                                                             55
      9.14. WAIVER OF JURY TRIAL                                                                                55
      9.15. Confidentiality                                                                                     55

ARTICLE X:  THE AGENT                                                                                           56
      10.1.  Appointment                                                                                        56
      10.2.  Powers                                                                                             56
      10.3.  General Immunity                                                                                   56
      10.4.  No Responsibility for Loans, Recitals, etc.                                                        56
      10.5.  Action on Instructions of Lenders                                                                  56
      10.6.  Employment of Agents and Counsel                                                                   57
      10.7.  Reliance on Documents; Counsel                                                                     57
      10.8.  Agent's Reimbursement and Indemnification                                                          57
      10.9.  Rights as a Lender                                                                                 57
      10.10. Lender Credit Decision                                                                             57
      10.11. Successor Agent                                                                                    58
      10.12. Agent's Fees                                                                                       58
      10.13. Execution of Guaranty Collateral Documents                                                         58
      10.14. Collateral and Guaranty Releases                                                                   59

ARTICLE XI:  SETOFF; RATABLE PAYMENTS                                                                           59
      11.1.  Setoff                                                                                             59
      11.2.  Ratable Payments                                                                                   59
      11.3.  Relations Among Lenders                                                                            59

ARTICLE XII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATION                                                  59
      12.1.  Successors and Assigns                                                                             59
      12.2.  Participation                                                                                      60
             12.2.1.  Permitted Participants; Effect                                                            60
             12.2.2.  Voting Rights                                                                             60

                                    iii

             12.2.3.  Benefit of Setoff                                                                         60
      12.3.  Assignments                                                                                        61
             12.3.1.  Permitted Assignments                                                                     61
             12.3.2.  Effect; Effective Date                                                                    61
             12.3.3.  Register                                                                                  61
      12.4.  Dissemination of Information                                                                       62
      12.5.  Tax Treatment                                                                                      62

ARTICLE XIII:  NOTICES                                                                                          62
      13.1.  Giving Notice                                                                                      62
      13.2.  Change of Address                                                                                  62

ARTICLE XIV:  COUNTERPARTS                                                                                      62

EXHIBIT "A": NOTE                                                                                              A-1

EXHIBIT "B": SUBSIDIARY GUARANTY                                                                               B-1

EXHIBIT "C": FORM OF LEGAL OPINION                                                                             C-1

EXHIBIT "D": COMPLIANCE CERTIFICATE                                                                            D-1

EXHIBIT "E": LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION                                                    E-1

EXHIBIT "F": ASSIGNMENT AGREEMENT                                                                              F-1

SCHEDULE "I": EUROCURRENCY PAYMENT OFFICES                                                                     2-1

SCHEDULE "1": SUBSIDIARIES AND OTHER INVESTMENTS                                                               2-1

SCHEDULE "2": INDEBTEDNESS AND LIENS                                                                           2-1

SCHEDULE "3": EXISTING LCs                                                                                     3-1

SCHEDULE "4": LITIGATION AND ENVIRONMENTAL MATTERS                                                             3-2

                                    iv

                               CREDIT AGREEMENT

      This Agreement, dated as of January 20, 1998, is among Gardner Denver
Machinery Inc., the Lenders and The First National Bank of Chicago, as an LC
Issuer and as Agent for the Lenders.  The parties hereto agree as follows:


                            ARTICLE I:  DEFINITIONS

      As used in this Agreement:

      "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof (other than the Borrower or any of its Subsidiaries), whether through purchase of assets, a reorganization, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or membership interests of a limited liability company (other than a Subsidiary formed for the purpose of carrying forward a business theretofore operated by the Borrower or any of its Subsidiaries).

      "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same
Type and, in the case of Eurocurrency Advances, in the same currency and for the same Eurocurrency Interest Period.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A
Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "Agent" means The First National Bank of Chicago in its capacity as contractual representative for the Lenders pursuant to Article X, and not in
                                                       ---------
its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.
            ---------

      "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.



       "Aggregate Commitment Reduction Notice" is defined in Section 2.5.
                                                             ------------

      "Aggregate Outstanding LC Exposure" means, as of any day, the aggregate of the Outstanding LC Exposure of all the Lenders.

      "Aggregate Outstanding Credit Exposure" means, as of any day, the aggregate of the Outstanding Credit Exposure of all the Lenders.

      "Agreed Currencies" means (i) Dollars, (ii) so long as such currencies remain Eligible Currencies, Pounds Sterling, French Francs, Deutsche Marks,
Canadian Dollars, Swiss Francs, Japanese Yen, Italian Lire and Dutch
Guilders; and (iii) any other Eligible Currency which the Borrower requests the Agent to include as an Agreed Currency hereunder and which is acceptable to one-hundred percent (100%) of the Lenders; provided that the Agent shall promptly notify each Lender of each such request and each Lender shall be deemed not to have agreed to each such request unless its written consent thereto has been received by the Agent within five (5) Business Days from the date of such notification by the Agent to such Lender.

      "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

      "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States from time to time; provided,
                                                                --------
however, that if the Borrower notifies the Agent that the Borrower wishes to
-------
amend any covenant in Article VI to eliminate the effect of any change in
                      ----------
generally accepted accounting principles on the operation of such covenant
(or if the Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower's compliance with such
      ----------
covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the
Borrower and the Required Lenders.

      "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.



      "Applicable Facility Fee" means for any day, the percentage rate per annum set forth below opposite the Consolidated Debt to Cash Flow Ratio in effect on such day:


                                Consolidated Debt to                           Applicable
                                  Cash Flow Ratio:                            Facility Fee:
    --------------------------------------------------------------------------------------------
        Less than                    But Greater
                                        than
                                     or Equal to
    --------------------------------------------------------------------------------------------
           1.0                           --                                       .15%
    --------------------------------------------------------------------------------------------
           2.0                           1.0                                     .175%
    --------------------------------------------------------------------------------------------
           3.0                           2.0                                      .20%
    --------------------------------------------------------------------------------------------
           --                            3.0                                      .25%
    --------------------------------------------------------------------------------------------

The Applicable Facility Fee shall initially be 0.175% per annum and shall be adjusted (upward or downward) effective three Business Days after the Agent has received (and such adjustment, if any, shall be based upon) the Borrower's compliance certificate delivered with the Borrower's financial statements pursuant to clauses (i) and (ii) of Section 6.1.
                       -----------     ----    -----------

      "Applicable Margin" means, with respect to a Eurocurrency Advance for any day, the percentage rate per annum set forth below opposite the Consolidated Debt to Cash Flow Ratio in effect on such day:

                                 Consolidated Debt to
                                   Cash Flow Ratio:                        Applicable Margin:
    --------------------------------------------------------------------------------------------
        Less than                    But Greater                           Eurocurrency Loans
                                        than
                                     or Equal to
    --------------------------------------------------------------------------------------------
           1.0                           --                                       .25%
    --------------------------------------------------------------------------------------------
           2.0                           1.0                                     .325%
    --------------------------------------------------------------------------------------------
           3.0                           2.0                                      .55%
    --------------------------------------------------------------------------------------------
           --                            3.0                                      .75%
    --------------------------------------------------------------------------------------------

The Applicable Margin for new as well as outstanding Eurocurrency Advances initially be 0.325% per annum and shall be adjusted (upward or downward) effective three Business Days after the Agent has received (and such adjustment, if any, shall be based upon) the Borrower's compliance certificate delivered with the Borrower's financial statements pursuant to clauses (i) and (ii) of Section 6.1.
-----------     ----    -----------

      "Approximate Equivalent Amount" of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars at such date, rounded up to the nearest amount of such currency as determined by the Agent from time to time.

      "Arranger" means First Chicago Capital Markets, Inc.

      "Article" means an article of this Agreement unless another document is specifically referenced.

      "Authorized Officer" means any of the President, the Chief Executive Officer or the Chief Financial Officer of the Borrower, acting singly; provided, that with respect to Borrowing Notices, Conversion/Continuation Notices, requests for the issuance or modifications of Facility LCs, commitment reduction notices and prepayment notices, the Treasurer of the Borrower, acting singly, shall also be deemed an Authorized Officer.

      "Available Aggregate Commitment" means, for any day, the Aggregate Commitment then in effect minus the sum of (i) the aggregate principal amount
                          -----
of the outstanding Advances and (ii) the Aggregate Outstanding LC Exposure.

      "Borrower" means Gardner Denver Machinery Inc., a Delaware corporation, and its successors and permitted assigns.

      "Borrower Credit Documents" means this Agreement, the Notes, any Pledge Agreements executed by the Borrower and any and all Facility LC Application Agreements.

      "Borrowing Date" means a date on which an Advance is made hereunder.

      "Borrowing Notice" is defined in Section 2.8.
                                       -----------

      "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States Dollars and the other Agreed Currencies are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities.

      "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Collateral Documents" means, collectively, each of the Pledge Agreements, together with the documents, instruments and agreements executed in connection therewith, including, without limitation, any collateral sharing, intercreditor or collateral trust agreement executed with the Senior Noteholders or with respect to the Indebtedness evidenced by the Senior Notes.

      "Commission" means the Securities and Exchange Commission, an agency of the United States government, or its successor.

      "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified
                             --------------
from time to time pursuant to the terms hereof.

      "Condemnation" is defined in Section 7.8.
                                   -----------

      "Consolidated Capital Expenditures" means, for any period of four consecutive fiscal quarters of the Borrower, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries) by the Borrower and its Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

      "Consolidated Cash Flow" means, for any period of four consecutive fiscal quarters of the Borrower, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) charges against income for all domestic and foreign, federal, state and local taxes, (iv) depreciation and amortization expense, (v) other non-cash charges and expenses and (vi) any increases in the LIFO reserve; minus any decreases in the LIFO reserve; all as determined on a consolidated
-----
basis for the Borrower and its Subsidiaries in conformity with Agreement Accounting Principles.

      "Consolidated Debt to Cash Flow Ratio" means, as of the last day of any fiscal quarter of the Borrower, the ratio of (i) the aggregate amount of all Consolidated Debt as of such day to (ii) Consolidated Cash Flow for the period of four fiscal quarters ending on such date.

      "Consolidated Income Before Interest and Taxes" means, for any period of four consecutive fiscal quarters of the Borrower, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income,
(ii) Consolidated Interest Expense and (iii) charges against income for all domestic and foreign federal, state and local taxes; all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles.

      "Consolidated Debt" means the aggregate amount of all Indebtedness (other than Hedging Obligations) of the Borrower and its Subsidiaries as of a referenced date.

      "Consolidated Interest Coverage Ratio" means, for any period of four consecutive fiscal quarters of the Borrower, the ratio of (i) Consolidated Income Before Interest and Taxes for such period to (ii) Consolidated Interest Expense for such period.

      "Consolidated Interest Expense" means, for any period of four consecutive fiscal quarters of the Borrower, total interest expense (whether paid or accrued) of the Borrower and its Subsidiaries for such period determined in accordance with Agreement Accounting Principles including, without limitation, such interest expense as may be attributable to Capitalized Leases, as well as all commissions, discounts and other fees and charges owed with respect to Letters of Credit and net costs (net of any revenues) under any interest rate swap, exchange or cap agreements.

      "Consolidated Net Income" means, for any fiscal quarter of the Borrower, the positive consolidated net income of the Borrower and its Subsidiaries for such quarter determined in accordance with Agreement Accounting Principles; provided, that there shall be excluded (i) the income
                       --------
(or loss) of any Affiliate of the Borrower or other Person (other than a Subsidiary of the Borrower) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower, or any of its Subsidiaries by such Affiliate or other Person during such period,
(ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries and (iii) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

      "Consolidated Net Worth" means, as of any date of determination, the consolidated total stockholders' equity (including capital stock, additional paid-in capital and retained earnings) of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles.

      "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any contingent reimbursement obligations of such Person with respect to any Letter of Credit, as well as any comfort letter, operating agreement or take-or-pay contract (but, in the case of each such Contingent Obligation, only to the extent that a monetary value can reasonably be attributed thereto; it being understood, for the avoidance of doubt, however, that with respect to any Contingent Obligation which is either a guaranty of a monetary obligation of another Person or a reimbursement obligation with respect to a Letter of Credit, the amount of such Contingent Obligation shall be deemed equal to the amount of such monetary obligation or Letter of Credit, as the case may be).

      "Conversion/Continuation Notice" is defined in Section 2.9.
                                                     -----------

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Cooper" means Cooper Industries, Inc., an Ohio corporation.

      "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

      "Credit Documents" means, collectively, the Borrower Credit Documents, the Collateral Documents and the Subsidiary Guaranties.

      "Credit Extension" means either the making on an Advance or the issuance of or amendment to a Facility LC hereunder.

      "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

      "Cure Loan" is defined in Section 8.2 hereof.
                                -----------

      "Default" means an event described in Article VII.
                                            -----------

      "Dollar" and "$" means the lawful currency of the United States of
                    -
America.

      "Dollar Amount" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such Currency on the London market at 11:00 a.m., London time, two Business Days prior to the date on which such amount is to be determined.

      "Eligible Currency" means any currency other than Dollars that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market available to the Lenders in such market and as to which an Equivalent Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, such country's currency is, in the determination of the Agent, (i) no longer readily available or freely traded or (ii) as to which, in the determination of the Agent, an Equivalent Amount is not readily calculable ((i) and (ii) a "Disqualifying Event"), then the Agent shall promptly notify the Lenders and the Borrower, and such country's currency shall no longer be an Agreed Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days of receipt of such notice from the Agent, the Borrower shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms contained in Article II.
             ----------

      "Equivalent Amount" of any Agreed Currency with respect to any amount of Dollars at any date shall mean the equivalent in such Agreed Currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such other Agreed Currency at 11:00 a.m., London time, two Business Days prior to the date on which such amount is to be determined.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

      "Eurocurrency Advance" means an Advance which bears interest at a Eurocurrency Rate.

      "Eurocurrency Base Rate" means, with respect to a Eurocurrency Advance for the relevant Eurocurrency Interest Period, the rate of interest per annum determined by the Agent to be the rate at which deposits in the applicable Agreed Currency are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Eurocurrency Interest Period, in the approximate amount of First Chicago's relevant Eurocurrency Loan and having a maturity approximately equal to such Eurocurrency Interest Period.

      "Eurocurrency Interest Period" means, with respect to a Eurocurrency Advance, a period as Borrower may choose, of one, two, three or six months commencing on a Business Day selected by the Borrower on which a Eurocurrency Advance is made to Borrower pursuant to this Agreement. Such Eurocurrency Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurocurrency Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurocurrency Interest Period would otherwise end on a day which is not a Business Day, such Eurocurrency Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurocurrency Interest Period shall end on the immediately preceding Business Day.

      "Eurocurrency Loan" means a Loan which bears interest at a Eurocurrency Rate.

      "Eurocurrency Payment Office" of the Agent shall mean, for each of the Agreed Currencies, the office, branch or affiliate of the Agent, specified as the "Eurocurrency Payment Office" for such Agreed Currency in Schedule I
                                                              ----------
hereto or such other office, branch, affiliate or correspondent bank of the Agent, as it may from time to time specify to the Borrower and each Lender as its Eurocurrency Payment Office.

      "Eurocurrency Rate" means, with respect to a Eurocurrency Advance for the relevant Eurocurrency Interest Period, a rate per annum equal to the sum of (i) the quotient of (a) the Eurocurrency Base Rate applicable to such Eurocurrency Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurocurrency Interest Period, plus (ii) the Applicable Margin. The Eurocurrency Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

      "Existing Credit Agreement" means that certain Credit Agreement dated as of November 30, 1995 among the Borrower, the lenders named therein and The First National Bank of Chicago, as agent for said lenders (as it may have been amended, supplemented or otherwise modified from time to time) and including any and all related guaranties and collateral documents.

      "Existing Indebtedness" means any and all Indebtedness of the Borrower and its Subsidiaries under the Existing Credit Agreement.

      "Existing LCs" means each of the Letters of Credit issued under and pursuant to the Existing Credit Agreement and which are described in Schedule"3" hereto.

      "Facility LC" means each Existing LC and each Letter of Credit issued under Section 2.19(a).
      ---------------

      "Facility LC Application Agreement" means each and every application agreement or other instrument or agreement requested by the LC Issuer pursuant to Section 2.19(c).
            ---------------

      "Facility Termination Date" means January 20, 2003.

      "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

      "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

      "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate, changing when and as the Alternate Base Rate changes.

      "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

      "Floating Rate Loan" means a Loan which bears interest at the Floating
Rate.

      "Foreign Subsidiary" is defined in Section 6.10.
                                         ------------

      "Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

      "Indebtedness" of a Person means, without duplication, such Person's
(i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) Hedging Obligations, (vii) Contingent Obligations and
(viii) Off Balance Sheet Liabilities.

      "Intellectual Property" means (i) any and all intangible personal property consisting of intellectual property, whether or not registered with any governmental entity, including, without limitation, franchises, licenses, patents, technology and know-how, copyrights, trademarks, trade secrets, service marks, logos and trade names and (ii) any and all contract rights (including, without limitation, applications for governmental registrations, license agreements, trust agreements and assignment agreements) creating, evidencing or conveying an interest or right in or to any of the intellectual property described in the preceding clause (i).

      "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit, deposit account (in the nature of, or similar to, a bank account) or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

      "LC Issuer" means (i) First Chicago in its capacity as LC Issuer hereunder with respect to each Facility LC issued by First Chicago and (ii) any Lender (other than First Chicago) reasonably acceptable to the Agent, in such Lender's capacity as LC Issuer hereunder with respect to any and all Facility LCs issued by such Lender in its sole discretion upon the Borrower's request. All references contained in this Agreement and the other Credit Documents to the "LC Issuer" shall be deemed to apply equally to each of the institutions referred to in clauses (i) and (ii) of this definition in their respective capacities as LC Issuer of any and all Facility LCs issued by each such institution.

      "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate amount available for drawing under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations in respect of previous drawings made under Facility LCs.

      "LC Payment Date" is defined in Section 2.19(e).
                                      ---------------

      "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and permitted assigns.

      "Lending Installation" means, with respect to a Lender, the LC Issuer or the Agent, any office, branch, subsidiary or affiliate of such Lender, the LC Issuer or the Agent.

      "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

      "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

      "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

      "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of either the Borrower or any Subsidiary to perform its respective obligations under the Credit Documents to which it is a party or (c) the validity or enforceability of any of the Credit Documents or any material rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

      "Material Foreign Subsidiary(ies)" means each Foreign Subsidiary of the Borrower (other than Gardner Denver Oy, Oy Tamrotor Ab and Tamrotor Kompressorit Oy) the total assets of which exceed, at any time, five percent (5.0%) of the consolidated total assets of the Borrower and its consolidated Subsidiaries; provided, however, in the event that one of more of such Foreign Subsidiaries are owned through another Foreign Subsidiary, then the Agent shall notify the Borrower whether the "Material Foreign Subsidiary" shall be the holding company Foreign Subsidiary or such holding company's Foreign Subsidiary or Subsidiaries, it being the intention of the parties that the Agent and the Lenders shall be provided with the maximum collateral protection without resulting in any undistributed earnings of any such Foreign Subsidiary being deemed to have been repatriated under the provisions of the Code.

      "Material Indebtedness" means any Indebtedness, or group of different Indebtedness, in an aggregate principal amount of at least $1,000,000.

      "Maximum Eurocurrency Amount" means $50,000,000 or such other greater amount as the Borrower may from time to time designate in writing to the Agent provided such designated amount shall be agreed to by the Required Lenders.

      "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

      "Non Pro Rata Loan" is defined in Section 8.2 hereof.
                                        -----------

      "Note" means a promissory note, in substantially the form of Exhibit "A" hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

      "Note Purchase Agreement" means that certain Note Purchase Agreement dated as of September 26, 1996 with respect to the Borrower's $35,000,000 7.32% Senior Notes due September 26, 2006 (the "Senior Notes"), as such Note Purchase Agreement may be amended in accordance with the terms of Section
                                                                  -------
4.1(j) hereto.
------

      "Notice of Assignment" is defined in Section 12.3.2.
                                           --------------

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all LC Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the LC Issuer, the Agent or any indemnified party hereunder arising under the Credit Documents (whether or not allowed as a claim in any insolvency proceeding of the Borrower).

      "Obligor Subsidiary" means (i) a Subsidiary which is a party to a Subsidiary Guaranty or (ii) a Material Foreign Subsidiary.

      "Off Balance Sheet Liabilities" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person prepared in accordance with the Agreement Accounting Principles, (c) any liability under any financing lease or so-called "synthetic" lease transaction, or (d) any obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries, prepared in accordance with Agreement Accounting Principles.

      "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time plus (ii) its Outstanding LC Exposure at such time.

      "Outstanding LC Exposure" means, as to any Lender at any time, an amount equal to its Percentage of the LC Obligations at such time.

      "Participants" is defined in Section 12.2.1.
                                   --------------

      "Payment Date" means the last day of each March, June, September and December, commencing March 31, 1998.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Percentage" means, with respect to each Lender, the percentage that such Lender's Commitment constitutes of the Aggregate Commitment.

      "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

      "Pledge Agreement" means a Pledge Agreement on terms and conditions reasonably acceptable to the Agent duly executed and delivered by the Borrower to and in favor of the Agent, the LC Issuer and the Lenders, as it may from time to time be amended, supplemented or otherwise modified with respect to sixty-five percent (65%) of the outstanding capital stock of each of the Borrower's Material Foreign Subsidiaries.

      "Prepayment Notice" is defined in Section 2.2(b).
                                        --------------

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person, including, without limitation, Intellectual Property.

      "Purchasers" is defined in Section 12.3.1.
                                 --------------

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse
                                                   ------------
the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

      "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more (but does not include any amounts payable under Capitalized Leases of such Person).

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

      "Required Lenders" means, as of the date of determination thereof, Lenders in the aggregate having at least 51% of the Aggregate Commitment; provided, however, that, if any of the Lenders shall have failed to fund its
--------  -------
Percentage of any Loan requested by the Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "Required Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Percentage of such Revolving Loans have not been so cured) in the aggregate having at least 51% of the Aggregate Commitment of such Lenders; provided, further, however, that, if the Aggregate Commitment has been
--------  -------  -------
terminated pursuant to the terms of this Agreement, "Required Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) in the aggregate holding at least 51% of the Aggregate Outstanding Credit Exposure.

      "Reserve Requirement" means, with respect to and during a Eurocurrency Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities. For purposes of this definition, all Eurocurrency Loans shall be deemed to be "Eurocurrency liabilities" as defined in Regulation D.

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Senior Notes" is defined in the definition of Note Purchase Agreement above.

      "Senior Noteholders" means each of the holders of the Senior Notes.

      "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

      "Subsidiary Guaranty" means a Guaranty, substantially in the form of Exhibit "B" hereto, duly executed and delivered by a Subsidiary of the Borrower to and in favor of the Agent, the LC Issuer and the Lenders, as it may from time to time be amended, supplemented or otherwise modified.

      "Substantial Portion" means, with respect to the Property of any Person and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of such Person and its Subsidiaries as would be shown in the consolidated financial statements of such Person and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of such Person and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

      "Transferee" is defined in Section 12.4.
                                 ------------

      "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or Eurocurrency Advance.

      "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, but only to the extent that such excess represents a potential liability of the Borrower or a member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities (except securities required as directors' qualifying shares) of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                           ARTICLE II:  THE CREDITS

      2.1.  Commitment; Dollar Equivalent Calculations.  Upon the
            ------------------------------------------
satisfaction of the conditions precedent contained in Sections 4.1 and 4.2.
                                                      ------------     ---
from and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in an Agreed Currency; provided, that upon giving effect to each such Loan, the sum of (i) the aggregate outstanding principal Dollar Amount of all Loans made by such Lender plus (ii) such Lender's Outstanding LC Exposure, shall not exceed such Lender's Commitment; provided, further, however, that upon
                                     --------  -------  -------
giving effect to each Advance, the aggregate outstanding principal Dollar Amount of all Eurocurrency Advances and Facility LCs in currencies other than Dollars shall not exceed the Maximum Eurocurrency Amount. For so long as the aggregate outstanding amount of Advances and the Aggregate Outstanding LC Exposure is less than 95% of the Aggregate Commitment, the Dollar Amount of each Eurocurrency Advance and Facility LC in an Agreed Currency other than Dollars for all purposes under this Agreement (other than Section 2.21) shall
                                                          ------------
be the Dollar Amount thereof as of the date such Eurocurrency Advance was made or Facility LC was issued. For so long as the aggregate outstanding amount of Advances and Aggregate Outstanding LC Exposure is equal to or greater than 95% of the Aggregate Commitment, the Agent shall determine the Dollar Amount of all Eurocurrency Advances and Facility LCs in Agreed Currencies other than Dollars as of the first Business Day in each week, and the availability of Loans and Facility LCs under this Agreement shall be determined on the basis of such Dollar Amount most recently determined. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

      2.2.  Repayments and Prepayments of Advances.
            --------------------------------------

      (a)   Repayment at Maturity.  Any outstanding Advances and all other
            ---------------------
unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

      (b)   Optional Prepayments.  Subject to Section 3.4 and the
            --------------------              -----------
requirements of Section 2.7, the Borrower may (a) following notice given to
                -----------
the Agent by the Borrower, by not later than 10:00 a.m. (Chicago time) one Business Day prior to the date of the proposed prepayment, such notice specifying the aggregate principal amount of and the proposed date of the prepayment (the "Prepayment Notice"), and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Floating Rate Loans comprising part of the same Advance in whole or ratably in part without penalty or premium and (b) following notice given to the Agent by the Borrower by not later than 10:00 a.m. (Chicago time) on, if the Advance to be prepaid is a Eurocurrency Advance, the fifth Business Day preceding the date of the proposed prepayment, such notice specifying the Eurocurrency Advance to be prepaid and the proposed date of the prepayment, and, if such notice is given, such Borrower shall, prepay the outstanding principal amounts of the Eurocurrency Loans comprising a Eurocurrency Advance in whole (and not in part) without penalty or premium, together with accrued interest to the date of such prepayment on the principal amount prepaid.

      (c)   Mandatory Prepayments.  If  at any time, (a) the Dollar Amount of
            ---------------------
the Aggregate Outstanding Credit Exposure exceeds 105% of the Aggregate Commitment or (b) the Dollar Amount of all Eurocurrency Loans in Agreed Currencies other than Dollars exceeds 105% of the Maximum Eurocurrency Amount (utilizing the exchange rates determined in accordance with Section 2.1), the
                                                            -----------
Borrower for the ratable benefit of the Lenders shall immediately prepay Loans (to be applied to such Loans as the Borrower shall direct at the time of such payment) in an aggregate amount such that after giving effect thereto
(y) the Dollar Amount of the Aggregate Outstanding Credit Exposure is less than or equal to the Aggregate Commitments and (z) the Dollar Amount of all Eurocurrency Loans and Facility LCs in Agreed Currencies other than Dollars is less than or equal to the Maximum Eurocurrency Amount.

      (d) Subject to the terms and conditions of this Agreement, any amount paid or prepaid before the Facility Termination Date may be borrowed, repaid and borrowed again prior to the Facility Termination Date.

      2.3.  Ratable Loans.  Each Advance hereunder shall consist of Loans
            -------------
made from the several Lenders ratably in proportion to their respective Percentages.

      2.4.  Types of Advances.  The Advances may be Floating Rate Advances or
            -----------------
Eurocurrency Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.
                ------------     ---

      2.5.  Facility Fee; Reductions in Aggregate Commitment.  The Borrower
            ------------------------------------------------
agrees to pay to the Agent for the pro rata account of the Lenders according to their Percentages (except as set forth in Section 8.2), a facility fee
                                             -----------
accruing at the rate of the Applicable Facility Fee per annum based on the Aggregate Commitment (without regards to usage thereof), from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $1,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction (the "Aggregate Commitment Reduction Notice"); provided,
                                                                  --------
that the amount of the Aggregate Commitment may not be reduced below Dollar Amount of the Aggregate Outstanding Credit Exposure. All accrued facility fees shall be payable on the effective date of any termination of the Commitments of the Lenders and the obligation of the Borrower to pay facility fees with respect to any Commitments shall terminate on the date of any termination of the Commitments.

      2.6.  Minimum Amount of Each Advance; Maximum Interest Periods.  Each
            --------------------------------------------------------
Eurocurrency Advance shall be in the minimum amount of $1,000,000 or the Approximate Equivalent Amount of any Agreed Currency other than Dollars (and in multiples of $100,000 or the Approximate Equivalent Amount of any Agreed Currency other than Dollars if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $500,000 (and a multiple of $100,000 if in excess thereof); provided, that any Floating Rate Advance may
                                --------
be in the amount of the Available Aggregate Commitment. In addition, the Borrower shall select Eurocurrency Interest Periods under Sections 2.8 and
                                                          ------------
2.9 so that no more than ten (10) Eurocurrency Interest Periods shall be
---
outstanding at any one time.

      2.7.  Minimum Amounts for Optional Principal Payments.  Optional
            -----------------------------------------------
prepayments of outstanding Floating Rate Advances made pursuant to Section
                                                                   -------
2.2(b) shall be for the entire amount thereof or otherwise, in a minimum
------
amount of $500,000 (and a multiple of $100,000 if in excess thereof). Optional prepayments of Eurocurrency Advances made pursuant to Section 2.2(b)
                                                               --------------
shall be for the entire amount of the outstanding Eurocurrency Advance.

      2.8.  Method of Selecting New Advances.  The Borrower shall select the
            --------------------------------
Type of Advance and, in the case of each Eurocurrency Advance, the Eurocurrency Interest Period and Agreed Currency applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") by telephone or telefax not later than 9:00 a.m. (Chicago time) on the proposed Borrowing Date of each Floating Rate Advance and four Business Days before the Borrowing Date for each Eurocurrency Advance, specifying:

      (i) the Borrowing Date, which shall be a Business Day, of such Advance,

      (ii)  the aggregate amount of such Advance,

      (iii) the Type of Advance selected, and

      (iv) in the case of each Eurocurrency Advance, the Agreed Currency and the Eurocurrency Interest Period applicable thereto.

Not later than (i) 1:00 p.m. (Chicago time) on each Borrowing Date with respect to Floating Rate Advances and (ii) noon (Chicago time) on each Borrowing Date for Eurocurrency Advances, each Lender shall make available its Loan or Loans, in funds immediately available funds in the Agreed Currency to the Agent at its address specified pursuant to Article XIII,
                                                           ------------
unless the Agent has notified the Lenders that such Loan is to be made available to the Borrower at the Agent's Eurocurrency Payment Office, in which case each Lender shall make available its Loan or

Loans, in funds immediately available to the Agent at its Eurocurrency Payment Office, not later than 1:00 p.m. (local time in the city of the Agent's Eurocurrency Payment Office) in the Agreed Currency designated by the Agent. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

      2.9.  Conversion and Continuation of Outstanding Advances.  Floating
            ---------------------------------------------------
Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurocurrency Advances. Each Eurocurrency Advance shall continue as a Eurocurrency Advance of such Type until the end of the then applicable Eurocurrency Interest Period therefor, at which time such Eurocurrency Advance (other than Eurocurrency Advances in Agreed Currencies other than Dollars) shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice in accordance with the terms of this Section
                                                                    -------
2.9 requesting that, at the end of such Eurocurrency Interest Period, such
---
Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Eurocurrency Interest Period. Unless a Conversion/Continuation Notice shall have timely been given in accordance with the terms of this
Section 2.9, Eurocurrency Advances in an Agreed Currency other than Dollars
-----------
shall automatically continue as Eurocurrency Advances in the same Agreed Currency with an Eurocurrency Interest Period of one (1) month. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert
             -----------
all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Eurocurrency Advance shall be made on, and only on, the last day of the Eurocurrency Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance or continuation of a Eurocurrency Advance not later than 10:00 a.m. (Chicago time) at least four Business Days prior to the date of the requested conversion or continuation, specifying:

        (i) the requested date which shall be a Business Day, of such conversion or continuation;

       (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

      (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance, the duration of the Eurocurrency Interest Period applicable thereto.

Notwithstanding anything herein to the contrary, Eurocurrency Advances in an Agreed Currency may be converted and/or continued as Eurocurrency Advances only in the same Agreed Currency.

      2.10.  Changes in Interest Rate, etc.  Each Floating Rate Advance shall
             ------------------------------
bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurocurrency Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or
                    -----------
is converted into a Eurocurrency Advance pursuant to Section 2.9 hereof, at a
                                                     -----------
rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Advance shall bear interest from and including the first day of the Eurocurrency Interest Period applicable thereto to (but not including) the last day of such Eurocurrency Interest Period at the Eurocurrency Rate determined as applicable to such Eurocurrency Advance. No Eurocurrency Interest Period may end after the Facility Termination Date.

      2.11.  Rates Applicable After Default.  Notwithstanding anything to the
             ------------------------------
contrary contained in Section 2.8 or 2.9, during the continuance of a Default
                      -----------    ---
or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a Eurocurrency Advance. During the continuance of any Default under Section 7.2, the Required Lenders may, at their option, by notice to
      -----------
the Borrower, declare that each Advance shall bear interest at a rate per annum equal to the Floating Rate plus 2% per annum.

      2.12.  Method of Payment.  All payments of the Obligations hereunder
             -----------------
shall be made, without setoff, deduction, or counterclaim, to the Agent (i) at the Agent's address specified pursuant to Article XIII in immediately
                                             ------------
available funds with respect to Advances or other Obligations denominated in Dollars and (ii) at the Agent's Eurocurrency Payment Office in immediately available funds with respect to any Advance or other Obligations denominated in an Agreed Currency other than Dollars, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders (unless such amount is not to be shared ratably in accordance with the express terms hereof). Any payment received by the Agent after such time shall be deemed to have been received on the next Business Day. Each Advance shall be repaid or prepaid in the Agreed Currency in which it was made in the amount borrowed and interest payable thereon shall also be paid in such Agreed Currency. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified
                      ------------
in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder. Any payment by the Borrower to the Agent for account of the Lenders in accordance with the terms hereof shall, to the extent of such payment, discharge the Borrower's obligation to make such payment to the Lenders. Each reference to the Agent in this Section 2.12 shall also be
                                              ------------
deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to
Section 2.19.  Notwithstanding the foregoing provisions of this Section, if,
------------
after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that different types of such Agreed Currency (the "New Currency") are introduced and the type of currency in which the Advance was made (the "Original Currency") no longer exists or the Borrower is not able to make payment to the Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder or under the Notes in such currency shall be made to the Agent in such amount and such type of the New Currency or Dollars as shall be equivalent to the amount of such payment otherwise due hereunder or under the Notes in the Original Currency, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations. In addition, notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, the Borrower is not able to make payment to the Agent for the account of the Lenders in the type of currency in which such Advance was made because of the imposition of any such currency control or exchange regulation, then such Advance shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Amount (as of the date of repayment) of such Advance.

      2.13.  Notes; Telephonic Notices.  Each Lender is hereby authorized to
             -------------------------
record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record or any error in any such record shall not affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be an Authorized Officer of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

      2.14.  Interest Payment Dates; Interest and Fee Basis.  Interest
             ----------------------------------------------
accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, and at maturity (whether due to acceleration or otherwise). Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurocurrency Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurocurrency Advance shall be payable on the last day of its applicable Eurocurrency Interest Period, on any date on which the Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance having an Eurocurrency Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Eurocurrency Interest Period. Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      2.15.  Notification of Advances, Interest Rates, Prepayments and
             ---------------------------------------------------------
Commitment Reductions.  The Agent will promptly notify each Lender of the
---------------------
contents of each Aggregate Commitment Reduction Notice, Borrowing Notice, Conversion/Continuation Notice, and Prepayment Notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate.

      2.16.  Lending Installations.  Each Lender may book its Loans at any
             ---------------------
Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

      2.17.  Non-Receipt of Funds by the Agent.  Unless the Borrower or a
             ---------------------------------
Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to
(i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

      2.18.  Withholding Tax Exemption. At least five Business Days prior to
             -------------------------
the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated or otherwise organized under the laws of the United States of America, or a state thereof (a "Non-U.S. Lender"), agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Non-U.S. Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Non-U.S. Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for

Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Non-U.S. Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to this Section 2.18, above
                                                   ------------
(unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification with respect to taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to taxes because of its failure to deliver a form required under this Section 2.18, the Borrower
                                              ------------
shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such taxes.


      2.19.  Facility LCs.
             ------------

      (a) The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue stand-by and commercial Facility LCs in Dollars or an Agreed Currency for the account of the Borrower (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC (each a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate Dollar Amount of the outstanding LC Obligations shall not exceed $20,000,000, (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment and (iii) the Dollar Amount of all Eurocurrency Loans and Facility LCs in Agreed Currencies other than Dollars is less than or equal to the Maximum Eurocurrency Amount; provided, further, that if the Borrower has requested a Lender other than First Chicago to act as LC Issuer with respect to the issuance or Modification of a particular Facility LC, such issuance or Modification shall be made only in the sole discretion of such Lender. No Facility LC shall have an expiry date later than the earlier of (i) the fifth Business Day prior to the Facility Termination Date and (ii) the day which is one year after the date of issuance (or the most recent Modification) thereof.

      (b) On the date hereof with respect to the Existing LCs and upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer
     ------------
shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Percentage and as such, such participation shall institute usage of each such Lenders' Commitment.

      (c) Subject to subsection (a), the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least (i) three Business Days for Dollar denominated Facility LCs and (ii) five Business Days for Facility LCs denominated in any currency other than Dollars prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the Agreed Currency in which the Facility LC is to be denominated the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the
                                  ----------
LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application Agreement"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application Agreement, the terms of this Agreement shall control.

      (d) The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Percentages (except as provided in Section 8.2), a letter of credit fee equal to (i) a percentage
            -----------
per anum equal to the Applicable Margin in effect from time to time on the average daily aggregate amount available for drawings under all stand-by Facility LCs outstanding during such quarter and (ii) a percentage per anum equal to the Applicable Margin then in effect of the amount drawn under each commercial Facility LC during such quarter. Each such fee under clause (i) shall be payable in arrears on each Payment Date and on the Facility Termination Date, and each such fee under clause (ii) shall be payable on the date of the related drawing. The Borrower shall pay to the LC Issuer such additional fees and expenses relating to issuance, Modification and payment of Facility LCs in the amounts and at the times agreed between the Borrower and the LC Issuer. The LC Issuer shall furnish to the Agent upon request its calculations with respect to the amount of any fee payable under this subsection (d).

      (e) Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents

(including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Percentage of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to subsection (f) below plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business
Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for such day.

      (f) The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or by the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded
--------
from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower after the applicable LC Payment Date shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Floating Rate Advances for such day. The LC Issuer will pay to each Lender ratably in accordance with its Percentage all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to subsection (e). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the
                                                    -----------
satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

      (g) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the LC Issuer or any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to Facility LCs issued or to be issued hereunder or participation therein, and the result shall be to increase the cost to the LC Issuer or any Lender of issuing or maintaining any Facility LC or any participation therein, or reduce any amount receivable hereunder by the LC Issuer or any Lender in respect of any Facility LC (which increase in cost, or reduction in amount receivable, shall be the result of such Lender's or the LC Issuer's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by the LC Issuer or such Lender, the Borrower agrees to pay to the LC Issuer or such Lender, from time to time as specified by the LC Issuer or such Lender, such additional amounts as shall be sufficient to compensate the LC Issuer or such Lender for such increased costs or reductions in amounts received by the LC Issuer or such Lender. A certificate of the LC Issuer or such Lender submitted by the LC Issuer or such Lender to the Borrower shall be conclusive as to the amount thereof in the absence of manifest error.

      (h)   The Borrower's obligations under this Section 2.19 shall be
                                                  ------------
absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Subsidiaries, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Subsidiaries against the beneficiary of any Facility LC or any such transferee. Absent willful misconduct or gross negligence, the LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this subsection (h) is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of subsection (f) above.

      (i) To the extent not inconsistent with subsection (h) above, the LC Issuer shall be entitled to rely, and shall be fully protected in relying upon, any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in
     ------------
acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders (or all of the Lenders, if required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of participation in any Facility LCs.

      (j) The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the
                                                          --------
Borrower shall not be required to indemnify the LC Issuer for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.
Nothing in this subsection (j) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

      (k) Each Lender shall, ratably in accordance with its Percentage, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility
LC) that such indemnitees may suffer or incur in connection with this Section
                                                                      -------
2.19 or any action taken or omitted by such indemnitees hereunder.
----

      (l) In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

      2.20.  Transitional Letter of Credit Provisions.  From and after the
             ----------------------------------------
Closing Date, the Existing LCs shall be deemed to constitute Facility LCs issued pursuant to Section 2.19 in which the Lenders participate. Fees shall
                   ------------
accrue in respect of the Existing LCs as provided in Section 2.19(d)
                                                     ---------------
beginning as of the date of this Agreement.

      2.21.  Judgment Currency.  If, for the purposes of obtaining judgment in
             -----------------
any court, it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's main office in Chicago, Illinois on the
Business Day preceding that on which the final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender or the Agent, as the
                             ------------
case may be, agrees to remit such excess to the Borrower.

      2.22.  Market Disruption.  Notwithstanding the satisfaction of all
             -----------------
conditions referred to in Article II with respect to any Advance in any
                          ----------
Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Borrower, Agent or the Required Lenders make it impracticable for the Eurocurrency Loans comprising such Advance to be denominated in the Agreed Currency specified by the Borrower, then the Agent shall forthwith give notice thereof to the Borrower and the Lenders, The Borrower shall give notice to the Lenders as the case may be and such Eurocurrency Loans shall not be denominated in such currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice, as Floating Rate Loans, unless the Borrower notifies the Agent at least one Business Day before such date that
(i) it elects
not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Eurocurrency Loans would in the opinion of the Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice.


                     ARTICLE III:  CHANGE IN CIRCUMSTANCES

      3.1.  Yield Protection.  If, after the date of this Agreement, the
            ----------------
adoption of or change in, any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

            (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans, L/C Obligations or other amounts due it hereunder, or

            (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances) in respect of its Loans, L/C Obligations or other amounts due it hereunder, or

            (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Loans under this Agreement, its L/C Obligations or its Notes, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or L/C Obligations held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Obligations and its Commitment.

      3.2.  Changes in Capital Adequacy Regulations.  If a Lender determines
            ---------------------------------------
the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such

Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate, on an after-tax basis, for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment (after taking into account such Lender's policies as to capital adequacy and the change). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means
(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

      3.3.  Availability of Types of Advances.  If any Lender determines that
            ---------------------------------
maintenance of any of its Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, such Lender shall promptly give notice thereof to Borrower and the Agent shall suspend the availability of Eurocurrency Advances and require any and all outstanding Eurocurrency Advances to be repaid. If the Required Lenders determine that (i) deposits of a type, currency or maturity appropriate to match fund Eurocurrency Advances are not available or (ii) the interest rate applicable to Eurocurrency Advance does not accurately reflect the cost of making Eurocurrency Advances, then the Agent shall promptly give notice thereof to Borrower and the Lenders shall suspend the availability of Eurocurrency Advances until such time as the circumstances giving rise to such suspension no longer exist.

      3.4.  Funding Indemnification.  If any payment of a Eurocurrency
            -----------------------
Advance occurs on a date which is not the last day of the applicable Eurocurrency Interest Period, whether because of acceleration, prepayment or otherwise (but excluding any such prepayment arising pursuant to Section
                                                                 -------
3.3), or a Eurocurrency Advance is not made or prepaid on the date specified
---
by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Advance.

      3.5.  Lender Statements; Survival of Indemnity. To the extent
            ----------------------------------------
reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the
                                     ------------     ---
unavailability of a Type of Advance under Section 3.3, so long as such
                                          -----------
designation is not
disadvantageous to such Lender. Each Lender shall deliver to Borrower a written statement of such Lender as to the amount due, if any, under Sections
                                                                     --------
3.1, 3.2 or 3.4.  Such written statement shall set forth in reasonable detail
---  ---    ---
the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement or certificate shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and
------------  ---     ---
termination of this Agreement.

      3.6.  Replacement Lenders.  If any Lender either (i) failed to fund its
            -------------------
Percentage of any Advance requested by the Borrower, or to fund a Loan in order to repay Reimbursement Obligations or participations with respect to Letters of Credit, which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured; (ii) makes a demand for compensation pursuant to Section 2.19(g), Section 3.1 or Section 3.2, (iii)
                         ---------------  -----------    -----------
is unable to fund at the Eurocurrency Rate or determines that such rate is unavailable or does not accurately reflect its cost of making or maintaining any Eurocurrency Loan pursuant to Section 3.3 or (iv) invokes the provisions
                                  -----------
of Section 9.2, the Borrower may require and have such Lender transfer,
   -----------
pursuant to and in accordance with Section 12.3, all of its rights and
                                   ------------
obligations under the Credit Documents to one or more Purchasers selected by the Borrower, acceptable to the Agent and the LC Issuer, and willing to accept such assignment provided such Lender is paid upon such assignment all amounts of principal, interest and fees accrued hereunder to the date of such assignment. No such assignment shall affect (a) any liability or obligation of the Borrower or any other Lender to such replaced Lender, which accrued on or prior to the date of such assignment or (b) such replaced Lender's rights or obligations hereunder in respect of any such liability or obligation.



                       ARTICLE IV:  CONDITIONS PRECEDENT

      4.1.  Initial Credit Extension.  The Lenders shall not be required to
            ------------------------
make the initial Advance hereunder, and the LC Issuer shall not be required to issue the initial Facility LC hereunder, unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

      (a) Copies of the articles of incorporation of the Borrower and its Subsidiaries, together with all amendments, and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation.

      (b) Copies, certified by the Secretary or Assistant Secretary of the Borrower and its Subsidiaries, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Borrower Credit Documents and Subsidiary Guaranties, as applicable.

      (c) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and its Subsidiaries, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Borrower Credit Documents and Subsidiary Guaranties, as applicable and, in the case of the Borrower, to make Credit Extensions hereunder, upon which certificate the Agent and, the LC Issuer and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

      (d) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

      (e) A written opinion of Schmiedeskamp, Robertson, Neu & Mitchell, legal counsel to the Borrower, addressed to the Lenders in substantially the form of Exhibit "C" hereto.

      (f)   Notes payable to the order of each of the Lenders.

      (g) A compliance certificate in substantially the form of Exhibit "D" hereto signed by the Borrower's chief financial officer showing the calculations necessary to determine compliance with Sections
                                                                    --------
            6.20, 6.21 and 6.22 of this Agreement.
            ----  ----     ----

      (h) Written money transfer instructions, in substantially the form of Exhibit "E" hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

      (i) Evidence satisfactory to the Agent and its counsel that, concurrently with the Borrower's receipt of the initial Advance hereunder: (1) the entire principal amount (together with accrued interest and premium, if any) of the Existing Indebtedness shall be repaid in full (other than the Existing LCs) and (2) any and all lender commitments under the Existing Credit Agreement shall have been terminated.

      (j) An amendment to the Note Purchase Agreement, on terms and conditions reasonably acceptable to the Agent and the Lenders, which amendment shall permit (i) the issuance of the Subsidiary Guaranties required by this Agreement, conditioned only upon receipt by the Senior Noteholders of guaranties from such

            Subsidiaries on terms no less favorable to the Senior Noteholders than those contained in the Subsidiary Guaranties, which guaranties shall be required only for so long as the Subsidiary Guaranties have not been released and (ii) the execution of the Pledge Agreements required by this Agreement, conditioned only upon the requirement that the Lien of the Pledge Agreement be extended equally and ratably to the Senior Noteholders, which Lien in favor of the Senior Noteholders shall be required only for so long as the collateral under the applicable Pledge Agreement(s) hereunder has not been released.

      (k) Such other documents as any Lender or its counsel may have reasonably requested.

      4.2.  Each Credit Extension.  The Lenders shall not be required to make
            ---------------------
any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), and the LC Issuer shall not be required to issue any Facility LC, unless on the applicable Credit Extension Date, both immediately prior to, and immediately after giving effect to, such Credit
Extension:

      (a) Either (i) in the case of an Advance, the Agent shall have received a Notice of Borrowing in compliance with Section 2.8 or
                                                              -----------
            (ii) in the case of a Facility LC, the LC Issuer shall have received a request for the issuance of a Facility LC in compliance with Section 2.19 (together with any Facility LC
                            ------------
            Application Agreement requested by the LC Issuer pursuant to
            Section 2.19(c)).
            ---------------

      (b) The Aggregate Outstanding Credit Exposure does not and would not exceed the Aggregate Commitment.

      (c) The aggregate outstanding principal Dollar Amount of all Eurocurrency Advances in currencies other than Dollars does not and would not exceed the Maximum Eurocurrency Amount

      (d)   There exists no Default or Unmatured Default.

      (e) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

      (f) All legal matters incident to the making of such Credit Extension shall be reasonably satisfactory to the Lenders and their counsel.

      Each Borrowing Notice with respect to each such Advance, and each request for the issuance of a Facility LC pursuant to Section 2.19, shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(b), (c), (d) and (e) have been satisfied.


                  ARTICLE V:  REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lenders that:

      5.1.  Corporate Existence and Standing.  Each of the Borrower and its
            --------------------------------
Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      5.2.  Authorization and Validity.  The Borrower has the corporate power
            --------------------------
and authority and legal right to execute and deliver the Borrower Credit Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Borrower Credit Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Borrower Credit Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      5.3.  No Conflict; Government Consent.  Neither the execution and
            -------------------------------
delivery by the Borrower of the Borrower Credit Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Borrower Credit Documents.

      5.4.  Financial Statements.  The December 31, 1996 audited and June 30,
            --------------------
1997 unaudited consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the respective dates such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended.

      5.5.  Material Adverse Change.  Since June 30, 1997, there has been no
            -----------------------
change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      5.6.  Taxes.  The Borrower and its Subsidiaries have filed all United
            -----
States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. As of the date of this Agreement, the United States income tax returns of the Borrower and its Subsidiaries have never been audited by the Internal Revenue Service. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

      5.7.  Litigation and Contingent Obligations.  Except as set forth on
            -------------------------------------
Schedule "4" hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which, if adversely determined, could have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.
                                                            -----------

      5.8.  Subsidiaries.  Schedule "1" hereto contains an accurate list of
            ------------
all of the presently existing Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

      5.9.  ERISA.  The Unfunded Liabilities of all Single Employer Plans do
            -----
not in the aggregate exceed $1,000,000. Neither the Borrower nor any other member of the Controlled Group has failed to make a required contribution or payment to any Multiemployer Plan or made a complete or partial withdrawal from a Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

      5.10.  Accuracy of Information.  No information, exhibit or report
             -----------------------
furnished by the Borrower or any of its Subsidiaries to the Agent, the LC Issuer or to any Lender in connection with the negotiation of, or compliance with, the Credit Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

      5.11.  Regulation U.  Margin stock (as defined in Regulation U)
             ------------
constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

      5.12.  Material Agreements.  Neither the Borrower nor any Subsidiary is
             -------------------
a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or
(ii) any agreement or instrument evidencing or governing Indebtedness.

      5.13.  Compliance With Laws.  The Borrower and its Subsidiaries have
             --------------------
complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property. Except for matters identified on Schedule "4" hereto, neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

      5.14.  Ownership of Property.  Except as set forth on Schedule "2"
             ---------------------
hereto, on the date of this Agreement, the Borrower and its Subsidiaries have good title, free of all Liens other than those permitted by Section 6.17, to
                                                            ------------
all of the Property and assets reflected in the financial statements referred to in Section 5.4 as owned by it. The Borrower and each of its Subsidiaries
       ----------
owns (or is licensed to use) all Intellectual Property which is necessary or appropriate in any material respect for the conduct of its respective business as conducted on the date of this Agreement, without any material conflict with the rights of any other Person. Neither the Borrower nor any Subsidiary is aware of (i) any material existing or threatened infringement or misappropriation of any of its Intellectual Property by any third party or
(ii) any material third party claim that any aspect of the business of the Borrower or any Subsidiary (as conducted on the date of this Agreement) infringes or will infringe upon, any Intellectual Property or other property right of any other Person.

      5.15.  Labor Matters.  There are no labor controversies pending against
             -------------
the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect. The

Borrower and each of its Subsidiaries are in substantial compliance in all material respects with the Fair Labor Standards Act, as amended.

      5.16.  Investment Company Act.  Neither the Borrower nor any Subsidiary
             ----------------------
thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      5.17.  Public Utility Holding Company Act.  Neither the Borrower nor
             ----------------------------------
any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                            ARTICLE VI:  COVENANTS

      During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

      6.1.   Financial Reporting.  The Borrower will maintain, for itself and
             -------------------
each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent (which shall promptly provide copies to the Lenders):

      (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted principles of accounting and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

      (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer as being prepared, to the best of his or her knowledge in accordance with Agreement Accounting Principles, consistently applied, subject to normal year-end audit adjustments.

      (iii) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit "D" hereto signed by its chief financial officer showing the calculations necessary to determine compliance with Sections
                                                                  --------
              6.20, 6.21 and 6.22 of this Agreement and stating that no Default
              ----  ----     ----
              or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

      (iv) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

      (v) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      (vi) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

      (vii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Commission (other than routine filings relating solely to employee benefit plans and filings on Forms 3, 4 or 5 regarding insider trading activities). In the event Borrower is no longer required to file reports with the Commission, Borrower need not furnish such reports to the Agent, but nonetheless shall provide the Agent the financial statements previously contained in such reports.

      (viii) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

      6.2.  Use of Proceeds.  The Borrower will, and will cause each
            ---------------
Subsidiary to, use the proceeds of the Advances and Facility LCs to repay certain existing Indebtedness, for general corporate purposes, including, without limitation, for Acquisitions permitted by Section 6.15 hereof, and to
                                                  ------------
repay outstanding Advances and Reimbursement Obligations. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances either (i) to purchase or carry any "margin stock" (as defined in Regulation U) or (ii) to make any other Acquisition (except as specifically permitted by Section 6.15). Notwithstanding anything herein to the contrary,
             ------------
Facility LCs may be applied for by the Borrower hereunder for the benefit of the Borrower's Subsidiaries.

      6.3.  Notice of Default.  After knowledge thereof shall have come to
            -----------------
the attention of an Authorized Officer of the Borrower, the Borrower will give prompt notice in writing to the Agent, and the Agent shall promptly notify each other Lender, of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

      6.4.  Conduct of Business.  The Borrower will, and will cause each
            -------------------
Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as conducted on the date of this Agreement, and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      6.5.  Taxes.  The Borrower will, and will cause each Subsidiary to, pay
            -----
when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

      6.6.  Insurance.  The Borrower will, and will cause each Subsidiary to,
            ---------
maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to Agent, upon request of the Agent or any Lender, a certificate setting forth in summary form, the nature and extent of the insurance maintained pursuant to this provision and such other information as shall be reasonably requested. The Borrower will, within ten (10) Business Days of its receipt of notice of termination or cancellation of any products liability or other liability insurance policy insuring the Borrower or any of its Subsidiaries (other than any such notice with respect to the expiration of any such policy at the end of its stated term when renewal of such policy (or the obtaining of a substantially equivalent policy with a different insurer) is not expected to be a problem), give written notice thereof to the Lenders.

      6.7.  Compliance with Laws.  The Borrower will, and will cause each
            --------------------
Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all applicable federal, state and local environmental, health and safety statutes and regulations; provided however, neither Borrower nor any Subsidiary shall be required to comply with any such laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards if its failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

      6.8.  Maintenance of Property.  The Borrower will, and will cause each
            -----------------------
Subsidiary to, do all things necessary to maintain, preserve, protect and keep all of its tangible personal and real Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect all of its Intellectual Property including, without limitation, perform each of its respective obligations under any and all license agreements and other contracts and agreements evidencing or relating to Intellectual Property, using the same in interstate or foreign commerce, properly marking such Intellectual Property and maintaining all necessary and appropriate governmental registrations (both domestic and foreign).

      6.9.  Inspection.  The Borrower will, and will cause each Subsidiary
            ----------
to, permit the Lenders, at their cost, by their respective representatives and agent, during normal business hours, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may reasonably designate.

      6.10.  Subsidiaries.  The Borrower will cause each Person that becomes
             ------------
a direct or indirect Subsidiary of the Borrower after the date of this Agreement (whether as the result of an Acquisition, creation, or otherwise) to execute and delivery a Subsidiary Guaranty to and in favor of the Agent, the LC Issuer and the Lenders (together with an opinion of counsel, corporate resolutions and such other corporate documentation as the Agent may reasonably request, all in form and substance satisfactory to the Agent), in each case within 30 days after becoming a direct or indirect Subsidiary of the Borrower. Notwithstanding the foregoing, no Subsidiary either (i) organized, under the laws of a jurisdiction other than the United States of America or (ii) more than 80% of the sales, earnings and assets of which are derived from operations in territories of the United States and jurisdictions outside of the United States (a "Foreign Subsidiary") shall be required to give, execute and deliver a Subsidiary Guaranty if the delivery of such Subsidiary Guaranty would cause the undistributed earnings of that Foreign Subsidiary to be treated as a deemed dividend to Borrower for federal income tax purposes, in which event the terms of Section 6.15 shall be applicable.
                                          ------------

      6.11.  Dividends.  The Borrower will not, nor will it permit any
             ---------
Subsidiary to, declare or pay any dividends on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that:

      (i) Any Subsidiary may declare and pay dividends to the Borrower or to a Wholly-Owned Subsidiary.

      (ii) Any Subsidiary may declare and pay dividends to a Subsidiary other than a Wholly-Owned Subsidiary so long as at the time of and upon giving effect to each such dividend (a) the Borrower shall be in compliance with Section 6.22 and (b) no other Default
                                          -----------
              or Unmatured Default shall exist.

      (iii) The Borrower may declare or pay any dividends on its capital stock or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding so long as at the time of and upon giving effect to each such dividend, repurchase, acquisition or retirement, (a) the Borrower shall be in compliance with Section 6.22 and (b) no other Default or
                              ------------
              Unmatured Default shall exist.

      6.12.  Indebtedness.  The Borrower will not, nor will it permit any
             ------------
Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

      (i)     The Loans.

      (ii) Indebtedness existing on the date hereof and described in Schedule "2" hereto.

      (iii)   Contingent Obligations permitted by Section 6.16.
                                                  ------------

      (iv) Hedging Obligations entered into in the ordinary course of business as bona fide hedges against interest rate or commodity price fluctuations and not for speculative purposes.

      (v) Indebtedness of one or more Subsidiaries to the Borrower, but only to the extent permitted by clauses (vi) and (ix) of Section
              6.15.                                                    -------
              ----

      (vi) Additional Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $15,000,000 and (b) ten percent (10%) of Consolidated Net Worth.

      6.13.  Merger.  The Borrower will not, nor will it permit any
             ------
Subsidiary to, merge or consolidate with any other Person, except that:

      (i) A Subsidiary may merge with the Borrower (so long as the Borrower is the surviving corporation).

      (ii) A Subsidiary may merge with a Wholly-Owned Subsidiary (so long as a Wholly-Owned Subsidiary is the surviving corporation).

      (iii) The Borrower may merge with any other Person subject to the terms and conditions of clause (x) of Section 6.15.
                                                    ------------

      6.14.  Sale of Assets.  The Borrower will not, nor will it permit any
             --------------
Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person except for (i) sales of inventory in the ordinary course of business,
(ii) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection only, (iii) occasional sales, leases or other dispositions of immaterial assets for consideration not less than fair market value, (iv) sales, leases or other dispositions of assets that are obsolete or have negligible fair market value; and (v) sales of equipment for a fair and adequate consideration (but if replacement equipment is necessary for the proper operation of the business of the seller, the seller must promptly replace the sold equipment); provided,
                                                              --------
however, that the aggregate amount of Property of the Borrower and its
-------
Subsidiaries leased, sold or disposed of pursuant to any of clauses (ii) through (v) of this Section (excluding any equipment which has been promptly replaced) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs shall not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

      6.15.  Investments and Acquisitions; Guaranty or Pledge Documentation
             --------------------------------------------------------------
for New Subsidiaries.  The Borrower will not, nor will it permit any
--------------------
Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

      (i) Short-term obligations (i.e., maturing within one year) of, or fully guaranteed by, the United States of America.

      (ii) Commercial paper rated A-l or better by Standard and Poor's Ratings Group, a division of McGraw Hill Corporation or P-l or better by Moody's Investors Service, Inc.

      (iii) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

      (iv) Money-market funds or money-market mutual funds which (a) seek to maintain a constant net asset value, (b) maintain fund assets under management having an aggregate market value of at least $500,000,000 and (c) invest primarily in Investments referred to in clauses (i) through (iii) above.

      (v) Demand deposit accounts maintained in the ordinary course of business.

      (vi) Investments in existence on the date of this Agreement and described in Schedule "1" hereto.

      (vii) Current trade and customer accounts receivable that are for goods furnished or services rendered in the ordinary course of business and that are payable on terms customary in the trade, including the existing floor plan program offered to distributors of the Borrower's products.

      (viii) Investments evidenced by promissory notes executed by customers of the Borrower and payable to the Borrower in an aggregate principal amount not to exceed $500,000 at any one time outstanding.

      (ix) Loans, capital contributions and other Investments made subsequent to the date of this Agreement, whether in existing Subsidiaries, new Subsidiaries or Persons which are not Subsidiaries of the Borrower; provided, that (a) the aggregate
                                            --------
              amount of such Investments to Persons which are not Obligor Subsidiaries of Borrower made during the term of this Agreement does not exceed $20,000,000 and (b) the Borrower shall have complied with Section 6.10 in respect of each Subsidiary not
                            ------------
              identified on Schedule "1" hereto.

      (x)     Acquisitions of other Persons made by the Borrower subsequent to the date of this Agreement; provided, that (a) except with
                                             --------
              respect to Acquisitions where the aggregate consideration to be paid by the Borrower is less than $10,000,000, at least 30 days prior to each such proposed Acquisition, the Borrower shall have supplied the Lenders with historic financial statements for the Person to be acquired (which financial statements shall include the four most recently completed fiscal quarters of such Person, but which need not be audited) and pro forma financial statements for such Person and the Borrower on a combined and consolidated basis which shall demonstrate to the reasonable satisfaction of the Required Lenders that, if the Acquisition were to be consummated, the Borrower would be able to maintain compliance with Sections 6.20, 6.21 and 6.22 through the then applicable
                   -------------  ----     ----
              Facility Termination Date; (b) upon giving effect to each such Acquisition (y) the Person so acquired by the Borrower shall have either been merged into the Borrower (with the Borrower as the surviving entity) or such Person shall have become a Wholly-Owned Subsidiary of the Borrower (and the Borrower shall have complied with Section 6.10 in respect of such Subsidiary) and (z) no
                   ------------
              Default or Unmatured Default shall exist; (c) prior to the date of such Acquisition, such Acquisition shall have been approved by the board of directors and, if applicable, the shareholders of the Person whose stock or assets are being acquired in connection with such Acquisition and no claim or challenge has been asserted or threatened by any shareholder or director of such Person which could reasonably be expected to have a material adverse effect on such Acquisition or a

              Material Adverse Effect; and (d) as of the date of any such Acquisition, all approvals required in connection with such Acquisition shall have been obtained.

      (xi) Loans, capital contributions and other Investments among the Borrower and the Obligor Subsidiaries.

For the purposes of this Section 6.15, Investments and Acquisitions shall be
                          -----------
valued at their initial principal amount, or cost, as the case may be, without giving effect to any interest or dividends paid thereon or any appreciation or depreciation in the market value thereof; provided, however, that Investments consisting of loans and advances shall be valued at the principal amount thereof then remaining unpaid.

In addition to the foregoing provisions, the Borrower will not, nor will it permit any consolidated Subsidiary to, create or acquire a Subsidiary (a "New Subsidiary") other than in connection with an Acquisition permitted hereunder or pursuant to any transaction that is permitted by or not otherwise prohibited by this Agreement; provided that (1) upon the creation or acquisition of each New Subsidiary which is not a Foreign Subsidiary, the Borrower shall cause each such New Subsidiary to promptly (but in any event within 30 days) deliver to the Agent an executed Subsidiary Guaranty; (2) upon the creation or acquisition of each New Subsidiary which is a Material Foreign Subsidiary, the Borrower shall or shall cause its applicable domestic Subsidiary promptly (but in any event within 60 days following the creation or acquisition thereof) to execute a Pledge Agreement with respect to the stock of such material Foreign Subsidiary, provided the Lien created under such Pledge Agreement shall be extended equally and ratably to the Senior Noteholders pursuant to a collateral sharing agreement, intercreditor agreement or collateral trust agreement executed with the Senior Noteholders or with respect to the Indebtedness evidenced by the Senior Notes on terms and conditions reasonably acceptable to the Agent; and (3) in either case, shall deliver appropriate corporate resolutions, opinions and other documentation in form and substance satisfactory to the Agent in connection therewith.

      6.16.  Contingent Obligations and Off Balance Sheet Liabilities.  The
             --------------------------------------------------------
Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary) or Off Balance Sheet Liabilities, except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) Facility LCs issued hereunder, (iii) the Subsidiary Guaranties, (iv) litigation indemnities in favor of Cooper existing on the date of this Agreement, (v) an additional aggregate amount not to exceed $10,000,000 at any one time outstanding consisting of Letters of Credit (excluding all Facility LCs, but including all Existing LCs) issued upon the application of the Borrower (but not any Subsidiary); (vi) Contingent Obligations of the Borrower with respect to the obligations of any Subsidiary or other Person in which the Borrower has a direct or indirect Investment, provided that the aggregate amount of all such Contingent Obligations, when added to the aggregate amount of all outstanding Investments permitted by clause (ix) of Section 6.15, shall not
                                                    ------------
at any time exceed $20,000,000; (vii) Contingent Obligations of any Obligor Subsidiary which is a party to a Subsidiary Guaranty consisting of a guaranty by such Obligor Subsidiary of the Indebtedness evidenced by the Senior Notes; provided, (y) such guaranty to the Senior Noteholders shall be on substantially the same terms as the applicable Subsidiary Guaranty, with such changes thereto as shall not in any manner be adverse to the interests of the Agent or the Lenders, and (z) such guaranty of the Senior Notes shall provide for its automatic release upon the release of the applicable Obligor Subsidiary of the Subsidiary Guaranty; and (viii) Off Balance Sheet Liabilities which are included in the definition of Consolidated Debt provided the Borrower is in compliance with the financial covenants of this Agreement.

      6.17.  Liens.  The Borrower will not, nor will it permit any Subsidiary
             -----
to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

      (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.

      (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

      (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

      (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

      (v) Good faith deposits incurred in the ordinary course of business to secure public or statutory obligations, to secure or in lieu of surety bonds, or in connection with bids or contracts (including, without limitation, the purchase or lease of real estate).

      (vi) Liens securing judgments or orders for the payment of money, or surety or appeal bonds with respect to any such judgment or order, in an aggregate amount not exceeding $1,000,000, so long as no Default exists with respect thereto under Section 7.9.
                                                              -----------

      (vii) The interest of a lessor under any conditional sale or Capitalized Lease to the Borrower so long as the related Indebtedness is permitted by Section 6.12.
                                           ------------

      (viii)  Any Lien on any asset securing Indebtedness permitted by
              Section 6.12 which is incurred or assumed for the purpose of
              ------------
              financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof.

      (ix) Any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary or is merged or consolidated with or into the Borrower or a Subsidiary, provided that the Indebtedness secured by each such Lien is permitted by Section 6.12.
                                                        ------------

      (x) Liens existing on the date hereof and described in Schedule "2" hereto which secure Indebtedness in existence on the date of this Agreement.

      (xi) Liens arising out of any renewal, extension or refinancing of any Indebtedness secured by any Lien permitted by any of clauses
              (vii), (viii), (ix) or (x) above, so long as the principal amount of such Indebtedness in not increased thereby and such Indebtedness is not secured by any additional Property.

      (xii) Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision thereof, in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness permitted by Section 6.12 and incurred or
                                            ------------
              guaranteed for the purpose of financing or refinancing all or any part of the purchase price of Property subject to such Liens, or the cost of constructing or improving the Property subject to such Liens, including, without limitation, Liens incurred in connection with pollution control, industrial revenue or similar tax-advantaged financings; provided the aggregate amount of Indebtedness secured under this clause (xii) shall not exceed $20,000,000.

      (xiii) Liens in favor of the Agent granted pursuant to any Collateral Document.

      (xiv) Liens on any collateral covered by any of the Collateral Documents, which Liens have been extended for the equal and ratable benefit of the Senior Noteholders to secure the Indebtedness of the Borrower under the Note Purchase Agreement and the Senior Notes and which Liens are governed by a collateral sharing agreement, intercreditor agreement or collateral trust agreement executed with the Senior Noteholders or with respect to the Indebtedness evidenced by the Senior Notes on terms and conditions reasonably acceptable to the Agent and which Liens, pursuant to the terms of the Note Purchase Agreement, shall be automatically released without any action on the part of any Noteholder, if the Lien thereon under the Collateral Documents in favor of the Agent for the benefit of itself, the LC Issuer and the Lenders shall be released.

      6.18.  Rentals.  The Borrower will not, nor will it permit any
             -------
Subsidiary to, create, incur or suffer to exist obligations for Rentals in excess of $6,000,000 during any one fiscal year on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries.

      6.19.  Affiliates.  The Borrower will not, and will not permit any
             ----------
Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

      6.20.  Minimum Consolidated Interest Coverage Ratio.   The Borrower
             --------------------------------------------
will not, as of the last day of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending December 31, 1997, permit the Consolidated Interest Coverage Ratio for the period of four fiscal quarters ending on such day, to be less than 3.0 to 1.0.

      6.21.  Maximum Consolidated Debt to Cash Flow Ratio. The Borrower will
             --------------------------------------------
not, as of the last day of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending December 31, 1997, permit the Consolidated Debt to Cash Flow Ratio for the period of four consecutive fiscal quarters ending on such day, to be greater than 3.50 to 1.0.

      6.22.  Minimum Consolidated Net Worth.  The Borrower will not at any
             ------------------------------
time subsequent to the initial Credit Extension hereunder permit Consolidated Net Worth to be less than the sum of (i) $74,500,000 plus (ii) 50% of Consolidated Net Income (if positive) for each fiscal quarter of the Borrower commencing with the fiscal quarter ending September 30, 1997 and concluding with the fiscal quarter ending most recently prior to the date of determination, but without deduction for any fiscal quarter in which there is a loss plus (iii) 50% of any addition to Consolidated Net Worth resulting from sales by the Borrower or any of its Subsidiaries of any of its capital stock (other than sales to employees pursuant to employee incentive plans).

      6.23.  Capital Expenditures.  The Borrower will not, nor will it permit
             --------------------
any Subsidiary to, expend, or be committed to expend, during any period of twelve consecutive months on a non-cumulative basis an amount for Capital Expenditures in the aggregate for the Borrower and its Subsidiaries which exceeds five percent (5%) of consolidated revenues for such twelve-month period, calculated in each case as of the end of each fiscal-quarter for the twelve months then ended.

      6.24.  Pledge Agreements.  The Borrower shall not at any time permit
             -----------------
the aggregate assets of all of the Borrower's Foreign Subsidiaries in connection with which the Agent has not received a Pledge Agreement (other than Oy Tamrotor Ab) to exceed twelve percent (12%) of consolidated total assets.

                            ARTICLE VII:  DEFAULTS

      The occurrence of any one or more of the following events shall constitute a Default:

      7.1. Any representation or warranty made (or deemed made pursuant to either Section 4.2 of this Agreement or Section 2 of any Subsidiary Guaranty)
       -----------
by the Borrower or any Subsidiary to the Lenders, the LC Issuer or the Agent under or in connection with this Agreement, any Credit Extension, any Subsidiary Guaranty, or any certificate or information delivered in connection with this Agreement or any other Credit Document shall be materially false on the date as of which made.

      7.2. Nonpayment of any Reimbursement Obligation or the principal of any Note when due; or nonpayment of interest upon any Note or Reimbursement Obligation or of any fee payable pursuant to Section 2.5 or the first
                                             -----------
sentence of Section 2.19(d) within five days after the same becomes due; or
            ---------------
nonpayment of any other obligations under any of the Credit Documents within five days after receipt by the Borrower of a written demand therefor from the Agent or any Lender, as applicable.

      7.3.  The breach by the Borrower of any of the terms or provisions of
Section 6.2, 6.3 or any of Sections 6.10 through 6.19.
-----------  ---                                 ----

      7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of
                -----------  ---    ---
this Agreement, and such breach continues for 30 days after the first to occur of (i) the date the Borrower first knows of such breach or (ii) the date the Borrower receives written notice from any Lender (acting through the Agent) of such breach.

      7.5. Failure of the Borrower or any of its Subsidiaries to pay any Material Indebtedness when due; or either (i) the Borrower or any of its Subsidiaries shall default in the performance of any term, provision or condition contained in any agreement or agreements under which any Material Indebtedness was created or is governed (and any applicable grace period(s) expressly set forth therein shall have expired) or (ii) any other event shall occur or condition exist, the effect of which (under either clause (i) or (ii), as the case may be) is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

      7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief with respect to it under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any
              -----------
appointment or proceeding described in Section 7.7.
                                       -----------

      7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property; or a proceeding described in Section
                                                                      -------
7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries
-------
and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

      7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control (each a "Condemnation"), of all or any portion of the Property of the Borrower or any of its Subsidiaries, which, when taken together with all other Property of the Borrower and its Subsidiaries, or any of them, so Condemned during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion of the consolidated Property of the Borrower and its Subsidiaries.

      7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any one or more judgments or orders for the payment of money in excess of $1,000,000 (other than any judgment for which a financially sound and reputable insurer has admitted in writing liability) in the aggregate, which are not stayed on appeal or otherwise being appropriately contested in good faith with adequate reserves set aside on its books in accordance with generally accepted accounting principles.

      7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $500,000; or any Reportable Event shall occur in connection with any Plan; or the Borrower or any of its Subsidiaries or any other member of the Controlled Group shall become party to any Multiemployer Plan.

      7.11. Except for matters identified on Schedule "4" hereto, the Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      7.12.  Any Change in Control shall occur.

      7.13. Other than in connection with any transactions which shall be permitted by the terms hereof or of any other Credit Document or which shall otherwise have been approved in writing by Required Lenders (or, if required by the terms of Section 8.3. all of the Lenders), the Borrower shall cease
                -----------
to own at least 80% of the capital stock of each Obligor Subsidiary.

      7.14. Any Subsidiary Guaranty shall fail to remain in full force or effect; or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Subsidiary Guaranty; or any Subsidiary shall fail to comply with any of the terms or provisions of any Subsidiary Guaranty to which it is a party; or any Subsidiary denies that it has any further liability under any Subsidiary Guaranty to which it is a party, or gives notice to such effect.

      7.15. Any of the following shall occur: (i) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, (ii) any Collateral Document shall fail to remain in full force or effect, (iii) any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or (iv) the Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.


           ARTICLE VIII:  ACCELERATION, DEFAULTING LENDERS, WAIVERS,
                            AMENDMENTS AND REMEDIES

      8.1.  Remedies.
            --------

      (a)     If any Default described in Section 7.6 or 7.7 occurs with
                                          -----------    ---
respect to the Borrower, the Commitments of the Lenders hereunder (and the obligation of the LC Issuer to issue Facility LCs) shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender. If any other

Default occurs and is continuing, the Required Lenders may terminate or suspend the Commitments of the Lenders (and the obligation of the LC Issuer to issue Facility LCs), or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. Agent shall notify Borrower of any action taken by the Required Lenders pursuant to the preceding sentence.

      (b) In addition, the Borrower agrees that upon the occurrence and during the continuance of any Default, it shall, if requested at any time by the Agent upon instruction from the Required Lenders, pay (and, in the case of any of the Defaults specified in Section 7.6 or 7.7 with respect to the
                                    -----------    ---
Borrower, forthwith, without any demand or the taking of any other action by the Agent or any Lender, it shall pay) to the Agent an amount in immediately available funds equal to the then aggregate amount of the LC Obligations (in the applicable currency or currencies of the Facility LCs under which such LC Obligations arose) to be held as security therefor for the benefit of the Lenders and the LC Issuer.

      (c) If, within 30 days after acceleration of the maturity of the Obligations or termination of the Commitments of the Lenders hereunder (and the obligation of the LC Issuer to issue Facility LCs) as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with
                                                -----------    ---
respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

      8.2.  Defaulting Lender.  In the event that any Lender fails to fund its
            -----------------
Percentage of any Advance requested or deemed requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure and the termination of the Commitments, the proceeds of all amounts thereafter repaid to the Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Administrative Agent
("Cure Loans") on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

              (i)  the foregoing provisions of this Section 8.2 shall apply
                                                    -----------
      only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section
                                                                     -------
      2.9;
      ---
              (ii) any such Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Advance at such time as an amount equal to such Lender's original Percentage of the requested principal portion of such Advance is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this Section 8.2, and whether or not the
                                        -----------
      Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

              (iii) amounts advanced to any Borrower to cure, in full or in part, any such Lender's failure to fund its Percentage of any Advance shall bear interest at the rate applicable to Loans which are Floating Rate Loans, in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Floating Rate Loans;

              (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Floating Rate Loans shall be applied first, ratably to all Floating Rate Loans constituting Non Pro Rata Loans, second, ratably to Floating Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Floating Rate Loans constituting Cure Loans;

              (v) for so long as and until the earlier of any such Lender's cure of the failure to fund its Percentage of any Advance and the termination of the Commitments, the term "Required Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective Percentage of such Advance have not been so cured) whose Percentage represents at least fifty-one percent (51%) of the aggregate Percentages of such Lenders; and

              (vi) for so long as and until any such Lender's failure to fund its Percentage of any Advance is cured in accordance with Section
                                                                     -------
      8.2(ii), (A) such Lender shall not be entitled to and the Borrower
      -------
      shall not be required to pay any facility fees with respect to its Commitment and (B) such Lender shall not be entitled to and the Borrower shall not be required to pay any letter of credit fees which would otherwise be payable to such Lender.

      8.3.  Amendments.  Subject to the provisions of this Article VIII, the
            ----------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Credit Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default hereunder; provided, that no such
                                             --------
supplemental agreement shall, without the consent of each Lender:

      (a) Increase or decrease the amount of, the Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or otherwise subject any Lender to any additional obligation; or

      (b) Reduce the principal of or rate of interest on any Loan, any Reimbursement Obligation or any fees hereunder; or

      (c) Postpone the date fixed for any payment of principal of or interest on any Loan, any Reimbursement Obligation or any fees hereunder; or

      (d) Extend the Facility Termination Date, or otherwise extend the term of the Commitment of any Lender; or

      (e) Change the definition of Required Lenders or the percentage of the Commitments, the Outstanding Credit Exposures or the Outstanding LC Exposures or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 8.3 or any other provision of the Credit Documents;
                   -----------
              or

      (f) Permit the Borrower to assign any of its rights or obligations under this Agreement; or

      (g) Other than in connection with any transactions which shall be permitted by the terms hereof or of any other Credit Document or which shall otherwise have been approved in writing by Required Lenders (or, if required by the other terms of this Section 8.3.
                                                                  -----------
              all of the Lenders), release any Subsidiary from all or any portion of its guaranty liability under its respective Subsidiary Guaranty; or

      (h) Other than in connection with any transactions which shall be permitted by the terms hereof or of any other Credit Document or which shall otherwise have been approved in writing by Required Lenders (or, if required by the other terms of this Section 8.3,
                                                                  -----------
              all of the Lenders), release any of the collateral pledged pursuant to the Pledge Agreements;

      (i)     Waive the requirements of Section 4.1(i) or 4.1(j); or
                                        --------------    ------

      (j)     Amend or waive any of the provisions of this Section 8.3.
                                                           -----------

      No amendment of any provision of this Agreement relating to the Agent or the LC Issuer shall be effective without the written consent of the Agent or the LC Issuer, as the case may be. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other
               --------------
party to this Agreement.

      8.4.  Preservation of Rights.  No delay or omission of the Lenders or
            ----------------------
the Agent to exercise any right under the Credit Documents shall impair such right or be construed to be a waiver of any Default or Unmatured Default or an acquiescence therein, and the making of a Loan or issuance of a Letter of Credit notwithstanding the existence of a Default or Unmatured Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Credit Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Credit Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                        ARTICLE IX:  GENERAL PROVISIONS

      9.1.  Survival of Representations.  All representations and warranties
            ---------------------------
of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

      9.2.  Governmental Regulation.  Anything contained in this Agreement to
            -----------------------
the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      9.3.  Taxes.  Any taxes (excluding federal income taxes on the overall
            -----
net income of any Lender and except as otherwise provided in Section 2.18) or
                                                             ------------
other similar assessments or charges made by any governmental or revenue authority in respect of the Credit Documents shall be paid by the Borrower, together with interest and penalties, if any. As of the date of this Agreement, neither the Borrower nor any Lender is aware of any such taxes, assessments or charges.

      9.4.  Headings.  Section headings in the Credit Documents are for
            --------
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Credit Documents.

      9.5.  Entire Agreement.  The Credit Documents embody the entire
            ----------------
agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof including, without limitation the Existing Credit Agreement (other than contingent indemnity obligations which are stated to survive the termination thereof).

      9.6.  Several Obligations; Benefits of this Agreement.  The respective
            -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

      9.7.  Expenses; Indemnification.  The Borrower shall reimburse the
            -------------------------
Agent for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, amendment, modification and administration of the Credit Documents. The Borrower also agrees to reimburse the Agent, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the LC Issuer or the Lenders) paid or incurred by the Agent, the LC Issuer or any Lender in connection with the collection and enforcement of the Credit Documents. The Borrower further agrees to indemnify the Agent, the LC Issuer and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the LC Issuer or any Lender is a party thereto) (collectively "Losses") which any of them may pay or incur arising out of or relating to this Agreement, the other Credit Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder. The obligations of the Borrower under this Section shall survive the termination of this Agreement; provided however that Borrower shall not be obligated to indemnify any Lender, Agent or LC Issuer with respect to Losses which arise solely from such Lender's, Agent's or LC Issuer's gross negligence or willful misconduct. Notwithstanding anything to the contrary herein, the Borrower shall not be liable to reimburse the Agent, the LC Issuers or any of the Lenders in respect of disputes which arise or Losses which are incurred by the Agent, the LC Issuers or any of the Lenders which arise solely as a result of an action or failure to act on the part of the Agent, an LC Issuer or a Lender and which do not relate in any way to actions or failures to act on the part of the Borrower or any of its Subsidiaries.

      9.8.  Numbers of Documents.  All statements, notices, closing
            --------------------
documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

      9.9.  Accounting.  Except as provided to the contrary herein, all
            ----------
accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

      9.10.  Severability of Provisions.  Any provision in any Credit
             --------------------------
Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Credit Documents are declared to be severable.

      9.11.  Nonliability of Lenders.  The relationship between the Borrower
             -----------------------
on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower or vice versa. Neither the Agent, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

      9.12.  CHOICE OF LAW.  THE CREDIT DOCUMENTS (OTHER THAN THOSE
             -------------
CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      9.13.  CONSENT TO JURISDICTION.  THE BORROWER, THE AGENT, THE LC ISSUER
             -----------------------
AND EACH LENDER EACH HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENTS AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY CREDIT DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

      9.14.  WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT, THE LC ISSUER
             --------------------
AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY

ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      9.15.  Confidentiality.  Each Lender agrees to hold any confidential
             ---------------
information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials exercising regulatory functions over or with respect to any Lender,
(iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by Section 12.4.
                             ------------


                             ARTICLE X:  THE AGENT

      10.1.  Appointment.  The First National Bank of Chicago is hereby
             -----------
appointed Agent hereunder and under each other Credit Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties as expressly set forth herein. The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

      10.2.  Powers.  The Agent shall have and may exercise such powers under
             ------
the Credit Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Credit Documents to be taken by the Agent.

      10.3.  General Immunity.  Neither the Agent nor any of its directors,
             ----------------
officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

      10.4.  No Responsibility for Loans, Recitals, etc.  Neither the Agent
             -------------------------------------------
nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Credit Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Credit Document, including, without limitation, any agreement by the Borrower to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in
Article IV, except receipt of items required to be delivered to the Agent;
(iv) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (v) the validity, effectiveness or genuineness of any Credit Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

      10.5.  Action on Instructions of Lenders.  The Agent shall in all cases
             ---------------------------------
be fully protected in acting, or in refraining from acting, hereunder and under any other Credit Document in accordance with written instructions signed by the Required Lenders (except to the extent Section 8.3 requires the unanimous consent of all Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      10.6.  Employment of Agents and Counsel.  The Agent may execute any of
             --------------------------------
its duties as Agent hereunder and under any other Credit Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Credit Document.

      10.7.  Reliance on Documents; Counsel.  The Agent shall be entitled to
             ------------------------------
rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

      10.8.  Agent's Reimbursement and Indemnification.  The Lenders agree to
             -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments or, if the Commitments have terminated, their Outstanding Credit Exposure (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower pursuant to Section 9.7,
                                                               -----------
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the collection and enforcement of the Credit Documents and
(iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Credit Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section
10.8 shall survive payment of the Obligations and termination of this Agreement.

      10.9.  Rights as a Lender.  In the event the Agent is a Lender, the
             ------------------
Agent shall have the same rights and powers hereunder and under any other Credit Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Credit Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

      10.10.  Lender Credit Decision.  Each Lender acknowledges that it has,
              ----------------------
independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents.

      10.11.  Successor Agent.  The Agent may resign at any time by giving
              ---------------
written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent on behalf of the Lenders and the Borrower with its consent (provided such consent may not be unreasonably withheld or delayed and provided further no such consent shall be required if a Default shall have occurred and be continuing). If no successor Agent shall have been so appointed by the Required Lenders or consented to by the Borrower (if such consent is required) within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent.
If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Credit Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Credit Documents.

      10.12.  Agent's Fees.  The Borrower agrees to pay to the Agent and the
              ------------
LC Issuer, for their own respective accounts, the fees agreed to by the Borrower pursuant to that certain letter agreement dated October 22, 1997, or as otherwise agreed from time to time.

      10.13.  Execution of Guaranty Collateral Documents.  The Lenders and
              ------------------------------------------
the LC Issuers hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Subsidiary Guaranties, Pledge Agreement(s) and all related agreements, documents or instruments as shall be necessary of appropriate to effect the purposes of the Subsidiary Guaranties and Pledge Agreements(s).

      10.14.  Collateral and Guaranty Releases.  The Lenders and the LC
              --------------------------------
Issuers hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of any entities' liability with respect to any Subsidiary Guaranty or release of any collateral pledged pursuant to any Pledge Agreement in connection with any transactions which shall be permitted by the terms hereof or of any other Credit Document or which shall otherwise have been approved in writing by the Required Lenders (or, if required by the terms of Section 8.3, all of the Lenders).


                     ARTICLE XI:  SETOFF; RATABLE PAYMENTS

      11.1.  Setoff.  In addition to, and without limitation of, any rights
             ------
of the Lenders under applicable law, if any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

      11.2.  Ratable Payments.  If any Lender, whether by setoff or
             ----------------
otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater
                                   ------------  ---    ---
proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Percentage of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to respective Percentages of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

      11.3.  Relations Among Lenders. The Lenders are not partners or
             -----------------------
co-venturers, and no Lender shall be liable for the acts or omissions of or (except as otherwise set forth herein with respect to the Agent) authorized to act for or on behalf of any other Lender.

        ARTICLE XII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATION

      12.1.  Successors and Assigns.  The terms and provisions of the
             ----------------------
Borrower Credit Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Borrower Credit Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding
                                           ------------
clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under the Credit Documents to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section
                                                                  -------
12.3 in the case of an assignment thereof or, in the case of any other
----
transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Credit Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

      12.2.  Participation.
             -------------

              12.2.1.  Permitted Participants; Effect.  Any Lender may, in the
                       ------------------------------
      ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities
      ("Participants") participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Credit Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Credit Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Credit Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower, the LC Issuer and the

      Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Credit Documents.

              12.2.2.  Voting Rights.  Each Lender shall retain the sole
                       -------------
      right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Documents, other than any such amendment, modification or waiver which requires the unanimous consent of the Lenders under Section 8.3.
                                                          -----------

              12.2.3.  Benefit of Setoff.  The Borrower agrees that each
                       -----------------
      Participant shall be deemed to have the right of setoff provided in
      Section 11.1 in respect of its participating interest in amounts owing
      ------------
      under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Credit Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of
                         ------------
      participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each
                                  ------------
      Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if
                                                           ------------
      each Participant were a Lender.

      12.3.  Assignments.
             -----------

              12.3.1.  Permitted Assignments.  Any Lender may, in the
                       ---------------------
      ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Credit Documents; provided, that, unless the Agent and the Borrower
                        --------
      shall otherwise agree, each such assignment shall be in the minimum principal amount of not less than $10,000,000 and each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's commitment, Loans and
      interest in Facility LCs.   Each such assignment shall be substantially
      in the form of Exhibit "F" hereto or in such other form as may be agreed to by the Agent and the parties thereto. The consent of the Borrower, the LC Issuer and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof (none of which consents may be unreasonably withheld); provided, that if a Default has occurred and is
                              --------
      continuing, the consent of the Borrower shall not be required.

              12.3.2.  Effect; Effective Date.  Upon Purchaser's (i) delivery
                       -----------------------
      to the Agent of a notice of assignment, substantially in the form attached as Exhibit "A" to Exhibit "F" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1,
                                                           --------------
      and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Credit Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Credit Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders, the LC Issuer or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the
                                   --------------
      Agent and the Borrower shall make appropriate arrangements so that a replacement Note is issued to the transferor Lender and a new or replacement Note, as appropriate, is issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment. Upon the Purchaser's receipt of a new or replacement Note, the transferor Lender shall return its old Note to Borrower appropriately legended.

              12.3.3.  Register.  The Agent shall maintain at its address
                       --------
      referred to in Section 13.1 a copy of each assignment delivered to and
                     ------------
      accepted by it pursuant to this Section 12.3 and a register (the
                                      ------------
      "Register") for the recordation of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 12.3. The entries in the Register shall
                            ------------
      be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      12.4.  Dissemination of Information.  The Borrower authorizes each
             ----------------------------
Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Credit Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided, that each Transferee and prospective Transferee agrees to be bound by Section 9.15 of this Agreement.
                      ------------

      12.5.  Tax Treatment.  If any interest in any Credit Document is
             -------------
transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section
                                                                 -------
2.18.
----

                            ARTICLE XIII:  NOTICES

      13.1.  Giving Notice.  Except as otherwise permitted by Section 2.13
             -------------                                    ------------
with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Credit Document shall be given either in writing or by facsimile and addressed or delivered to such party at its address or facsimile number, as the case may be, set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if properly transmitted by facsimile, shall be deemed given when transmitted.

      13.2.  Change of Address.  The Borrower, the Agent, the LC Issuer and
             -----------------
any Lender may each change the address and/or facsimile number for service of notice upon it by a notice in writing to the other parties hereto.


                          ARTICLE XIV:  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile or telephone, that it has taken such action.

      IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.


Commitments                   GARDNER DENVER MACHINERY INC.
-----------
                                    By:---------------------------------------

                                    Print Name:-------------------------------

                                    Title:------------------------------------

                                    1800 Gardner Expressway
                                    Quincy, Illinois  62301
                                    Attention:   Helen W. Cornell
                                                 Vice President,
                                                 Corporate Secretary and
                                                 Treasurer
                                    Telephone:   (217) 228-8209
                                    Facsimile:   (217) 228-8260


                                    THE FIRST NATIONAL BANK OF CHICAGO,
$25,000,000                         Individually as a Lender, as LC Issuer
                                    and as Agent

                                    By:---------------------------------------
                                    Print Name:-------------------------------
                                    Title:------------------------------------

                                    One First National Plaza
                                    Chicago, Illinois  60670
                                    Attention:   Cory M. Olson
                                                 Vice President
                                    Telephone:   (312) 732-1706
                                    Facsimile:   (312) 732-5161


                                               Signature Page to Gardner Denver
                                                Machinery Inc. Credit Agreement

 $20,000,000                        MERITA BANK LTD.

                                    By:---------------------------------------
                                    Print Name:-------------------------------
                                    Title:------------------------------------

                                    437 Madison Avenue
                                    21st Floor
                                    New York, NY 10022
                                    Attention:  Robert Louzan
                                    Telephone:  212/318-9306
                                    Facsimile:  212/318-9318




                                               Signature Page to Gardner Denver
                                                Machinery Inc. Credit Agreement

$20,000,000                         THE BANK OF NEW YORK

                                    By:---------------------------------------
                                    Print Name:-------------------------------
                                    Title:------------------------------------

                                    One Wall Street
                                    19th Floor
                                    New York, NY 10286
                                    Attention:   Bill O'Daly
                                                 Vice President
                                    Telephone:   (212) 635-1147
                                    Facsimile:   (212) 635-1208/1209






                                               Signature Page to Gardner Denver
                                                Machinery Inc. Credit Agreement

$20,000,000                         CREDIT AGRICOLE INDOSUEZ

                                    By:---------------------------------------
                                    Print Name:-------------------------------
                                    Title:------------------------------------

                                    By:---------------------------------------
                                    Print Name:-------------------------------
                                    Title:------------------------------------

                                    55 East Monroe
                                    Chicago, IL 60603-5702
                                    Attention:   Joan Goodman
                                                 Vice President
                                    Telephone:   (312) 917-7454
                                    Facsimile:   (312) 372-2830






                                               Signature Page to Gardner Denver
                                                Machinery Inc. Credit Agreement

$20,000,000                         HARRIS TRUST & SAVINGS BANK

                                    By:---------------------------------------
                                    Print Name:-------------------------------
                                    Title:------------------------------------

                                    111 West Monroe
                                    P.O. Box 755
                                    Chicago, IL 60690
                                    Attention:   Richard Michalik
                                                 Assistant Vice President
                                    Telephone:   (312) 461-2272
                                    Facsimile:   (312) 461-2591





                                               Signature Page to Gardner Denver
                                                Machinery Inc. Credit Agreement

$20,000,000                         NATIONSBANK, N.A.



                                    By:---------------------------------------
                                    Print Name:-------------------------------
                                    Title:------------------------------------

                                    800 Market Street
                                    12th Floor
                                    MO1-800-12-20
                                    St. Louis, MO 63101
                                    Attention:   Eric Gudmestad
                                                 Vice President
                                    Telephone:   (314) 466-6456
                                    Facsimile:   (314) 466-6744







                                               Signature Page to Gardner Denver
                                                Machinery Inc. Credit Agreement

                                  EXHIBIT "A"

                                     NOTE


$----------                                           January 20, 1998


      Gardner Denver Machinery Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of ---------------------------------- (the
"Lender") the lesser of the principal sum of ------------------ Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

      The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

      This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of January 20, 1998 among the Borrower, The First National Bank of Chicago, individually, as LC Issuer and as Agent, and the lenders named therein, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                    GARDNER DENVER MACHINERY INC.

                                    By:---------------------------------------

                                    Print Name:-------------------------------

                                    Title:------------------------------------

                                    SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                                       TO
                                       NOTE OF GARDNER DENVER MACHINERY INC.,
                                               DATED JANUARY 20, 1998

                      Type                  Principal               Maturity                Principal
                       of                   Amount of              of Interest               Amount           Unpaid
Date                  Loan                    Loan                   Period                   Paid           Balance
----                  ----                  ---------              -----------              ---------        -------

                                  EXHIBIT "B"


                              SUBSIDIARY GUARANTY
                              -------------------


      THIS SUBSIDIARY GUARANTY (this "Guaranty") is made as of the ----------- day of ----------- , 199-, by ---------------------, a
corporation (the ("Guarantor") to and in favor of the Agent, for the ratable benefit of the Agent, the LC Issuer and the Lenders under and as defined in the Credit Agreement referred to below (said Agent, LC Issuer and Lenders are herein collectively referred to as the "Beneficiaries").


                                  WITNESSETH:


      WHEREAS, Gardner Denver Machinery Inc., a Delaware corporation (the "Borrower") has entered into a Credit Agreement dated as of January 20, 1998 among the Borrower, The First National Bank of Chicago, as Agent (in such capacity, the "Agent"), the LC Issuer under and as defined therein and the Lenders under and as defined therein (as same may be amended, extended, increased, supplemented or otherwise modified from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for the making of Loans to, and the issuing of Facility LCs for the account of, the Borrower;

      WHEREAS, the Guarantor is a Subsidiary of the Borrower;

      WHEREAS, pursuant to Section 6.10 of the Credit Agreement, the Borrower
                           ------------
covenants to cause each Person that becomes a direct or indirect Subsidiary of the Borrower after the date of the Credit Agreement (whether as the result of an acquisition, creation, or otherwise) to execute and delivery a Guaranty substantially in the form of Exhibit "B" to the Credit Agreement to and in favor of the Beneficiaries, in each case within 30 days after becoming a direct or indirect Subsidiary of the Borrower (each Subsidiary who executes such a Guaranty is herein referred to as a Subsidiary Guarantor"); and

      WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantor, and in order to induce the Lenders and the LC Issuer to continue extending credit to the Borrower under the Credit Agreement, the Guarantor is willing to guarantee any and all existing and future obligations of the Borrower to the Beneficiaries under the Credit Agreement, the Notes, and the other Credit Documents;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1.  Definitions.  Capitalized terms defined in the Credit
                  -----------
Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

      SECTION 2.  Representations and Warranties.  The Guarantor represents
                  ------------------------------
and warrants to the Beneficiaries (which representations and warranties shall be deemed to have been renewed upon the date of each Credit Extension under the Credit Agreement) that:

              (a) it is a [corporation] duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite [corporate power], and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted.

              (b) it has all necessary [corporate] power and authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance of this Guaranty have been duly authorized by all necessary [corporate] action; and this Guaranty has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

              (c) neither the execution and delivery by it of this Guaranty nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, its [certificate of incorporation or by-laws] or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which it is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of its revenues or assets pursuant to the terms of any such agreement or instrument.

      SECTION 3.  Covenants.  The Guarantor covenants that, so long as any
                  ---------
Lender has any Commitment outstanding under the Credit Agreement or any amount payable by Borrower under the Credit Agreement or any Note shall remain unpaid, that it will, and, if necessary, will enable the Borrower to fully comply with those covenants and agreements set forth in the Credit Agreement.

      SECTION 4.  The Guaranty.  Subject to Section 10 hereof, the Guarantor
                  ------------              ----------
hereby absolutely and unconditionally guarantees the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of all unpaid principal of and accrued and unpaid interest on the Notes (including, without limitation, any such interest, fees and expenses accrued subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower whether or not allowed as a claim in such bankruptcy or insolvency proceeding), all LC

Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Beneficiaries, or any of them, in each case whether now existing or hereafter incurred, whether absolute or contingent obligations, and including all renewals, extensions and modifications thereof and all attorneys' fees incurred by the Beneficiaries in connection with the collection or enforcement thereof (all of the foregoing, subject to the provisions of Section 10 hereof, being
                                               ----------
referred to collectively as the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount, the Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note or the relevant Credit Document, as the case may be.

      SECTION 5.  Guaranty Unconditional.  Subject to Section 10 hereof, the
                  ----------------------              ----------
obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

      (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or any other Subsidiary Guarantor under the Credit Agreement, any Subsidiary Guaranty, any Note, or any other Credit Document, by operation of law or otherwise;

      (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, or any other Credit Document;

      (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrower or any other Subsidiary Guarantor under the Credit Agreement, any Subsidiary Guaranty, any Note or any other Credit Document;

      (iv) any change in the corporate existence, structure or ownership of the Borrower or any other Subsidiary Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other Subsidiary Guarantor, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other Subsidiary Guarantor;

      (v) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Borrower, any Subsidiary Guarantor, any Beneficiary or any other Person, whether in connection herewith or any unrelated transactions;

      (vi) any invalidity or unenforceability relating to or against the Borrower, any other Subsidiary Guarantors, for any reason related to the Credit Agreement, any Subsidiary Guaranty or any other Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment of all or any part of the Obligations by the Borrower or any other Subsidiary Guarantor; or

      (vii) any other act or omission to act or delay of any kind by the Borrower, any other Subsidiary Guarantor, any Beneficiary or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor's obligations hereunder.

      SECTION 6.  Discharge Only Upon Payment In Full: Reinstatement In
                  -----------------------------------------------------
Certain Circumstances.  The Guarantor's obligations hereunder shall remain in
---------------------
full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

      SECTION 7.  Waiver of Notice.  The Guarantor irrevocably waives
                  ----------------
acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other Subsidiary of the Borrower, or any other Person.

      SECTION 8.  Subrogation.  The Guarantor hereby agrees not to assert any
                  -----------
right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Borrower, any other Subsidiary of the Borrower or any other Person arising out of or by reason of this Guaranty or the obligations hereunder, unless and until the Guaranteed Obligations are paid in full and all Commitments of the Lenders under the Credit Agreement shall have terminated or expired.

      SECTION 9.  Stay of Acceleration.  If acceleration of the time for
                  --------------------
payment of any portion of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Credit Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent.

      SECTION 10.  Limitation on Obligations.  (a) It is the intention of the
                   -------------------------
Guarantor and the Beneficiaries that the Guarantor's obligations hereunder in respect of the Guaranteed Obligations shall be in, but not in excess of, as of any date, the greater of the following (such greater amount determined hereunder being the Guarantor's "Maximum Liability"): (i) the aggregate amount of all monies received by the Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or other means), or (ii) the maximum amount (such amount being the Guarantor's "Alternative Limitation") not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (collectively, the "Bankruptcy Code"). To that end, but as to the Alternative Limitation of the Guarantor, only to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if the Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, the Guarantor's obligations hereunder in respect of the Guaranteed Obligations shall be reduced to that amount which, after giving effect thereto, would not render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under the Bankruptcy Code. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with the Bankruptcy Code. This Section 10(a) with respect to the Alternative Limitation of the
            -------------
Guarantor is intended solely to preserve the rights of the Beneficiaries hereunder to the maximum extent not subject to avoidance under the Bankruptcy Code, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 10(a) with respect to the Alternative
                          -------------
Limitation, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under the Bankruptcy Code.

      (b) The Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of the Guarantor, without impairing this Guaranty or affecting the rights and remedies of the Beneficiaries hereunder. Nothing in this Section 10(b) shall be construed to
                                         -------------
increase the Guarantor's obligations hereunder in respect of the Guaranteed Obligations beyond its Maximum Liability.

      (c) In the event the Guarantor or any other Subsidiary Guarantor (a "Paying Guarantor") shall make any payment or payments under its respective Subsidiary Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under its Subsidiary Guaranty, each other Subsidiary Guarantor (each a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) to (ii) the aggregate Maximum Liability of all Subsidiary Guarantors under each of the Subsidiary Guaranties (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution under any Subsidiary Guaranty). Nothing in this Section 10(c)
                                                              -------------
shall affect the Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to the Guarantor's Maximum Liability), it being understood and agreed that the Guarantor's liability hereunder is several and independent of any other Subsidiary Guaranties at any time in effect with respect to the Guaranteed Obligations and that the Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other Subsidiary Guaranties. The Guarantor covenants and agrees that its right to receive any contribution from any Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 10(c) are for
                                                         ------------
the benefit of the

Beneficiaries and the Subsidiary Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

      SECTION 11.  Collection Expenses.  In addition to the Guarantor's
                   -------------------
guaranty of the Guaranteed Obligations hereunder, the Guarantor hereby agrees to pay all costs, fees and expenses (including attorneys' fees) incurred by each of the Beneficiaries in collecting or enforcing the Guarantor's obligations under this Guaranty. The Guarantor's obligations under this
Section 11 shall not be included within the obligations of the Guarantor
----------
limited by the preceding Section 10.
                         ----------

      SECTION 12.  Currency of Payment.  The Guarantor agrees that all
                   -------------------
payments under this Guaranty shall be made in the same currency and manner as provided for the Guaranteed Obligations. If the Guarantor is unable for any reason to effect payment in Dollars as required by the preceding sentence or if the Guarantor shall default in the payment when due of any payment under this Guaranty, the applicable Beneficiary may, at its option, require such payment to be made to such Beneficiary in the equivalent amount of the currency of the Guarantor's domicile at the applicable Beneficiary's then current selling rate for cable transfers of such foreign currency to the place or places where the Guaranteed Obligations was payable. In any case in which the Guarantor shall make such payment in such foreign currency, the Guarantor agrees to hold the applicable Beneficiary harmless from any loss incurred by the applicable Beneficiary arising from any change in the value of such foreign currency in relation to United States currency between the date such Guaranteed Obligations became due and the date of payment thereof.

      SECTION 13.  Taxes. etc.  All payments required to be made by the
                   -----------
Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if the Guarantor is required by law to make such deduction or withholding, the Guarantor shall forthwith pay to the applicable Beneficiary such additional amount as results in the net amount received by such Beneficiary equaling the full amount which would have been received by such Beneficiary had no such deduction or withholding been made, but after reflecting any actual tax credits taken by such Beneficiary as a result of the Guarantor's payment of such additional amount.

      SECTION 14.  Notices.  All notices, requests and other communications
                   -------
to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Article XIII of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

      SECTION 15.  No Waivers.  No failure or delay by any Beneficiary in
                   ----------
exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Credit Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 16.  Successors and Assigns.  This Guaranty is for the benefit
                   ----------------------
of the Beneficiaries and their respective successors and assigns. This Guaranty shall be binding upon the Guarantor and its successors, but the Guarantor may not assign any of its obligations hereunder without the prior written consent of each of the Beneficiaries.

      SECTION 17.  Changes in Writing.  Neither this Guaranty nor any
                   ------------------
provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Agent (with the consent of the requisite Lenders pursuant to Section 8.3 of the Credit Agreement).
                                  -----------

      SECTION 18.  GOVERNING LAW SUBMISSION TO JURISDICTION WAIVER OF JURY
                   -------------------------------------------------------
TRIAL.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
-----
THE LAW OF THE STATE OF ILLINOIS. THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER CREDIT DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE GUARANTOR AND EACH OF THE BENEFICIARIES EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

                                          ----------------------------

                                          By: -------------------------

                                          Title: -----------------------

                                  EXHIBIT "C"

                             FORM OF LEGAL OPINION

                                   Attached
                                   --------

                                  EXHIBIT "D"

                            COMPLIANCE CERTIFICATE



To:   The Lenders party to the
      Credit Agreement Described Below

      This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of January 20, 1998 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrower, the Lenders party thereto and The First National Bank of Chicago, as Agent for the Lenders and as LC Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

      THE UNDERSIGNED HEREBY CERTIFIES THAT:

      1.  I am the duly elected --------------------- of the Borrower;

      2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

      3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

      4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

      Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

      The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ---- day of ----------, 19--.

                                  EXHIBIT "E"
                LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To:   The First National Bank of Chicago,
      as Agent (the "Agent") under the Credit Agreement
      Described Below.

Re: Credit Agreement dated as of January 20, 1998 among Gardner Denver Machinery Inc. (the "Borrower"), The First National Bank of Chicago, individually, as LC Issuer and as Agent, and the Lenders named therein (the "Credit Agreement"). Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

      The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1
                                                                 ------------
of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.13 of the Credit Agreement.
     ------------

Facility Identification Number(s)---------------------------------------------

Customer/Account Name---------------------------------------------------------

Transfer Funds To-------------------------------------------------------------

For Account No.---------------------------------------------------------------

Reference/Attention To--------------------------------------------------------

Authorized Officer (Customer Representative)    Date--------------------------

(Please Print)                                                 Signature

Bank Officer Name                               Date--------------------------

(Please Print)                                                 Signature


   (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                  EXHIBIT "F"

                             ASSIGNMENT AGREEMENT

      This Assignment Agreement (this "Assignment Agreement") between (the "Assignor") and ------------------ (the "Assignee") is dated as of ----------, 19--. The parties hereto agree as follows:

      1.  PRELIMINARY STATEMENT.  The Assignor is a party to a Credit
          ---------------------
Agreement dated as of January 20, 1998 among Gardner Denver Machinery Inc., the Lenders named therein, and The First National Bank of Chicago, individually, as LC Issuer and as Agent (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

      2.  ASSIGNMENT AND ASSUMPTION.  The Assignor hereby sells and assigns
          -------------------------
to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an undivided --% interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents. The aggregate principal dollar amount of the Commitment (or Outstanding Credit Exposure, if the applicable Commitment has been terminated) of the Assignor purchased by the Assignee hereunder is $----------.

      3.      EFFECTIVE DATE.  The effective date of this Assignment
              --------------
Agreement (the "Effective Date") shall be the later of ----------, 19-- or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 12.3.1 of the
                                                  --------------
Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date.
      ----------     -
The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender (including the agreements of a Lender) under the Credit Documents with respect to the rights and obligations assigned to the Assignee hereunder and
(ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Credit Documents with respect to the rights and obligations assigned to the Assignee hereunder.


      4.  PAYMENT OBLIGATIONS.  On and after the Effective Date, the Assignee
          -------------------
shall be entitled to receive from the Agent (or the LC Issuer, as the case may be) all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent (or the LC Issuer, as the case may be) with respect to all Loans and

Reimbursement Obligations made on or after the Effective Date with respect to the interest assigned hereby. [With respect to the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Eurocurrency Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Eurocurrency Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Eurocurrency Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurocurrency Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurocurrency Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing
Eurocurrency Interest Period applicable to such Eurocurrency Loan (the
"Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurocurrency
Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurocurrency Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurocurrency Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Eurocurrency Interest Period applicable to such Eurocurrency Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurocurrency Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Eurocurrency Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans, or the Payment Date, in the case of Eurocurrency Loans, and not previously paid by the Assignee to the Assignor.]<F1> In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

      5.  FEES PAYABLE BY THE ASSIGNEE.  [The Assignee shall pay to the
          ----------------------------
Assignor a

[FN]
------------------------
<F1> Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Section.

fee on each day on which a payment of interest or fees is made under the
Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or fees for the period prior to the Effective Date or, in the case of Eurocurrency Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4
                                                                       ---------
hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was --- of 1% less than the interest rate paid by the Borrower or if the fee was --- of 1% less than the fee paid by the Borrower, as applicable.]<F2> In addition, the Assignee agrees to pay ---% of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

      6.  REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S
          --------------------------------------------------------------
LIABILITY.  The Assignor represents and warrants that it is the legal and
---------
beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Credit Document, (ii) any representation, warranty or statement made in or in connection with any of the Credit Documents, (iii) the financial condition or creditworthiness of the Borrower or any of its Subsidiaries, (iv) the performance of or compliance with any of the terms or provisions of any the Credit Documents,
(v) inspecting any of the Property, books or records of the Borrower or any of its Subsidiaries, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Obligations or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Credit Extensions or the Credit Documents.

      7.      REPRESENTATIONS OF THE ASSIGNEE.  The Assignee (i) confirms
              --------------------------------
that it has received a copy of the Credit Agreement, together with copies of the Borrower's financial statements requested by the Assignee and such other documents and information with respect to the Borrower as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are

[FN]
------------------------
<F2> Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Section.

delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Credit Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Credit Documents without deduction or withholding of any United States federal income taxes].<F3>

      8.  INDEMNITY.  The Assignee agrees to indemnify and hold the Assignor
          ---------
harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

      9.  SUBSEQUENT ASSIGNMENTS.  After the Effective Date, the Assignee
          ----------------------
shall have the right subject to Section 12.3.1 of the Credit Agreement to
                                --------------
assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Credit Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under [Sections 4, 5 and 8] hereof.
 ----------  -     -

      10.  REDUCTIONS OF AGGREGATE COMMITMENT.  If any reduction in the
           ----------------------------------
Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Section 2 above
                                                         ---------
shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

      11.  ENTIRE AGREEMENT.  This Assignment Agreement and the attached
           ----------------
Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

[FN]
------------------------
<F3> To be inserted if the Assignee is not incorporated under the laws of the
United States, or a state thereof.

      12.  GOVERNING LAW.  This Assignment Agreement shall be governed by the
           -------------
internal law, and not the law of conflicts, of the State of Illinois.

      13.  NOTICES.  Notices shall be given under this Assignment Agreement
           -------
in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

              IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                          [NAME OF ASSIGNOR]

                                          By: --------------------------------

                                          Title:  ----------------------------






                                          [NAME OF ASSIGNEE]

                                          By:  -------------------------------

                                          Title:  ----------------------------

                      SCHEDULE 1 to ASSIGNMENT AGREEMENT

        Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                  EXHIBIT "A"
                            to Assignment Agreement

                                    NOTICE
                                 OF ASSIGNMENT
                                 -------------

                                             -----------------, 19--


To:           GARDNER DENVER MACHINERY INC.

              THE FIRST NATIONAL BANK OF CHICAGO


From:         [NAME OF ASSIGNOR] (the "Assignor")

              [NAME OF ASSIGNEE] (the "Assignee")


              1. We refer to that certain Credit Agreement dated as of January 20, 1998 among Gardner Denver Machinery Inc., The First National Bank of Chicago, individually, as LC Issuer and as Agent, and the Lenders named therein (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

              2. This Notice of Assignment (this "Notice") is given and delivered to [the Borrower and]<F4> the Agent pursuant to Section 12.3.2 of
                                                          --------------
the Credit Agreement.

              3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of -----------, 19-- (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor an undivided --% interest of all outstandings, rights and obligations of the Assignor under the Credit Agreement and the other Credit Documents. The Effective Date of the Assignment shall be the later of ----------, 19-- or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2
                                                 ---------------     ------
of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

[FN]
------------------------
<F4> To be included only if consent must be obtained from the Borrower pursuant to Section 12.3.1 of the Credit Agreement.
   --------------

              4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein.
The Assignor will confer with the Agent before ---------, 19-- to determine if the Assignment Agreement will become effective on such date pursuant to
Section 3 hereof, and will confer with the Agent to determine the Effective
---------
Date pursuant to Section 3 hereof if it occurs thereafter.  The Assignor
                 ---------
shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the
conditions precedent agreed to by the Assignor and the Assignee.   At the
request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

              5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section
                                                                   -------
12.3.2 of the Credit Agreement.
------

              6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Borrower the original Note received by it from the Borrower appropriately legended upon its receipt of a new Note in the appropriate amount.

              7. The Assignee advises the Agent that notice and payment instructions are set forth in Schedule 1 to the Assignment Agreement.

              8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Credit Documents will not be "plan assets" under ERISA.

              9. The Assignee authorizes the Agent to act as its agent under the Credit Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Credit Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.


NAME OF ASSIGNOR                       NAME OF ASSIGNEE


By: ---------------------------        By:----------------------------
Title:-------------------------        Title:-------------------------

ACKNOWLEDGED [AND CONSENTED TO]          ACKNOWLEDGED [AND CONSENTED TO]
BY [NAME OF AGENT AND LC ISSUER]         BY [NAME OF BORROWER]


By: ---------------------------        By:----------------------------
Title:-------------------------        Title:-------------------------

                                 SCHEDULE "I"

                         EUROCURRENCY PAYMENT OFFICES

                                                      SCHEDULE "1"

                                           SUBSIDIARIES AND OTHER INVESTMENTS
                                               (See Sections 5.8 and 6.15)

Investment                 Owned                         Amount of               Percent              Jurisdiction of
  In                         By                          Investment              Ownership            Organization
----------                 ------                        ----------              ---------            ------------
Gardner Denver             Borrower                      $1,000                  100%                 Delaware
International, Inc.
("GDII")

Gardner Denver             Borrower                      $1,000                  100%                 Barbados
Export, Inc.

Gardner Denver             GDII                          $4,810                  0.2%                 Ontario, Canada
Canada, Inc.               Lamson                                                99.8%

Gardner Denver             Borrower                      $16,904,000             100%                 Delaware
Holdings Inc.
("GDHI")

Lamson                     GDHI                          $12,728,000             100%                 New York
Corporation
("Lamson")

Gardner Denver SA          GDHI                          $100,000                99.6%                France
("GDSA")                   Borrower                                              0.3%
                           Lamson, GDI and                                       0.1%
                           beneficially by
                           the Borrower

TCM Investments, Inc.      Borrower                      $7,842,000              100%                 Oklahoma
("TCMI")

Adex, Inc.                 TCMI                          $58,000                 100%                 Oklahoma

Lamcor, Ltd.               Borrower                      $2,000                  100%                 United Kingdom

Gardner Denver Oy          GDII                          FIM 25,400              100%                 Finland
("GDOY")

Gardner Denver Ky          Partnership                                           100%                 Finland
                           owned by GDOY
                           and GDII

Oy Tamrotor Ab             GDOY                          FIM 135,070,000         100%                 Finland
("Tamrotor")

Tamrotor                   Tamrotor                      FIM 2,491,000           51%                  Finland
Kompressorit Oy

MAPRO                      GDSA                          Lire 170,949,000        24.2%                Italy
International

                                                      SCHEDULE "2"

                                                 INDEBTEDNESS AND LIENS
                                           (See Sections 5.14, 6.12 and 6.17)

                                                         Property                Maturity
Indebtedness               Indebtedness                  Encumbered              and Amount of
Incurred By                Owned To                      (If Any)                Indebtedness
------------               ------------                  ----------              -------------
Cooper (assumed            Illinois Department of        PP&E                    $844,549
by Borrower)               Commerce and Community                                December 15, 2001
                           Affairs

Borrower                   City of Quincy, Illinois      None                    $280,822
                                                                                 July 15, 2001

Borrower                   Metropolitan Life Insurance   None                    $35,000,000
                           Company                                               September 26, 2006

Tamrotor                   Merita Rahoitus Oy            PP&E                    approximately FIM
                                                                                 3,031,000

Tamrotor                   Valtiokontturi                None                    approximately FIM
                                                                                 310,000

                                    2-2

                                 SCHEDULE "3"

                                 EXISTING LCs

                                  (Attached)

                                 SCHEDULE "4"

                     LITIGATION AND ENVIRONMENTAL MATTERS

                       (See Sections 5.7, 5.13 and 7.10)

                                     NONE

                                    3-2